Exhibit 10.18

LOAN AND SECURITY AGREEMENT

DATED AS OF JULY 30, 2008

BETWEEN

BLYTH VSH ACQUISITION CORPORATION,

AS LENDER

AND

FVA VENTURES, INC.,

AS BORROWER

AND

VISALUS HOLDINGS, LLC,

AS A GUARANTOR

INDEX OF EXHIBITS AND SCHEDULES

Schedule A -	Definitions
Schedule B -	Lender’s and Borrower’s Addresses for Notices
Schedule C -	Schedule of Documents
Schedule D -	Financial Covenants

Disclosure Schedule (3.2) -	Places of Business; Corporate Names
Disclosure Schedule (3.7) -	Stock; Affiliates
Disclosure Schedule (3.9) -	Taxes
Disclosure Schedule (3.11) -	ERISA
Disclosure Schedule (3.12) -	Litigation
Disclosure Schedule (3.13) -	Intellectual Property
Disclosure Schedule (3.15) -	Environmental Matters
Disclosure Schedule (3.16) -	Insurance
Disclosure Schedule (3.20)	Compliance with Laws
Disclosure Schedule (5(b)) -	Indebtedness
Disclosure Schedule (5(e)) -	Liens
Disclosure Schedule (6.1) -	Actions to Perfect Liens

Exhibit A -	Form of Notice of Revolving Credit Advance
Exhibit B -	Other Reports and Information
Exhibit C -	Form of Revolving Credit Note
Exhibit D -	Form of Secretarial Certificate
Exhibit E -	Form of Power of Attorney
Exhibit F -	Form of Certificate of Compliance

This LOAN AND SECURITY AGREEMENT is dated as of July 30, 2008 and agreed to by and between FVA VENTURES, INC., a California corporation (“Borrower”), VISALUS HOLDINGS, LLC, a Delaware limited liability company (“Holdings”, and together with Borrower, collectively, and each individually as the context may require, are referred to herein as a “Credit Party”), and BLYTH VSH ACQUISITION CORPORATION, a Delaware corporation (“Lender”).

RECITALS

A. Borrower desires to obtain the Revolving Credit Loans from Lender and Lender is willing to provide the Revolving Credit Loans in accordance with the terms of this Agreement.

B. Borrower has agreed to secure all of its obligations under the Loan Documents by granting to Lender, a security interest in and lien upon substantially all of its existing and after-acquired personal property and to pledge to Lender, all of the Stock of its Subsidiaries to secure such obligations.

C. Holdings is willing to guarantee all of the obligations of Borrower to Lender under the Loan Documents and secure its guaranty by granting to Lender, a security interest in and lien upon substantially all of its existing and after-acquired personal property and to pledge to Lender, subject to Section 9.14 of this Agreement, all of the Stock of its domestic Subsidiaries, including the Stock of Borrower.

D. Capitalized terms used herein shall have the meanings assigned to them in Schedule A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Schedule A shall govern. All schedules, attachments, addenda and exhibits hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, constitute but a single agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	AMOUNT AND TERMS OF CREDIT

1.1 Loans. (a) Subject to the terms and conditions of this Agreement, from the Closing Date and until the Commitment Termination Date (i) Lender agrees to make available to Borrower advances (each, a “Revolving Credit Advance”) in an aggregate outstanding amount not to exceed the Borrowing Availability, and (ii) Borrower may at its request from time to time borrow, repay and reborrow, under this Section 1.1. The Revolving Credit Loan shall be evidenced by, and be repayable in accordance with the terms of, the Revolving Credit Note and this Agreement.

(b) Borrower shall request each Revolving Credit Advance by written notice to Lender substantially in the form of Exhibit A (each a “Notice of Revolving Credit Advance”) given no later than 11:00 A.M. New York City time on the Business Day of the proposed advance. Lender shall be fully protected under this Agreement in relying upon, and shall be entitled to rely upon, (i) any Notice of Revolving Credit Advance believed by Lender to be genuine, and (ii) the assumption that the Persons making electronic requests or executing and delivering a Notice of Revolving Credit Advance were duly authorized, unless the responsible individual acting thereon for Lender shall have actual knowledge to the contrary. As an accommodation to Borrower, Lender may permit telephonic, electronic or facsimile requests for a Revolving Credit Advance and electronic or facsimile transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic, facsimile or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it. At the time it delivers any Notice of Revolving Credit Advance, Borrower shall deliver to Lender any changes to the disclosure schedules to this Agreement, a copy of which schedules shall be appropriately marked against the disclosure schedules previously delivered to Lender to identify such changes, and, upon Lender’s approval thereof in Lender’s sole discretion, the disclosure schedules hereto will be deemed amended to reflect such changes.

1.2 Term and Prepayment. (a) Upon the Commitment Termination Date the obligation of Lender to make Revolving Credit Advances and extend other credit hereunder shall immediately terminate and Borrower shall pay to Lender in full, in cash: (i) all outstanding Revolving Credit Advances and all accrued but unpaid interest thereon; and (ii) all other non-contingent Obligations due to or incurred by Lender.

(b) If the outstanding balance of the Revolving Credit Loan shall at any time exceed the Borrowing Availability, including without limitation, if applicable, due to the Maximum Amount being reduced as contemplated by the definition thereof, then Borrower shall immediately repay the Revolving Credit Loan in the amount of such excess.

(c) Borrower shall have the right, at any time upon five (5) days’ prior written notice to Lender to (i) terminate voluntarily Borrower’s right to receive or benefit from, and Lender’s obligation to make Revolving Credit Advances, and (ii) prepay all of the Obligations. The effective date of termination of the Revolving Credit Loan specified in such notice shall be the Commitment Termination Date.

1.3 Use of Proceeds. Borrower shall use the proceeds of the Revolving Credit Loans for working capital and other general corporate purposes.

1.4 Single Loan. The Revolving Credit Loans and all of the other Obligations of Borrower to Lender shall constitute one general obligation of Borrower secured by all of the Collateral.

1.5 Interest. (a) Borrower shall pay interest to Lender on the aggregate outstanding Revolving Credit Advances (i) at a floating rate equal to the non-default rate per annum charged from time to time with respect to Base Rate Loans (as defined in the current Blyth Credit Agreement) (or such rate that would be charged at any applicable time if such Base Rate Loans or other prime loans, as applicable, were then outstanding at such time) or such other loans under the applicable Blyth Credit Agreement based on the “prime rate” or (ii) if no Blyth Credit Agreement is in existence, at a floating rate equal to the JPMorgan Chase Bank N.A. prime rate as announced from time to time (in each case, the “Revolving Credit Rate”). All computations of interest shall be made by Lender on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. Each determination by Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error. In no event will Lender charge interest at a rate that exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.

(b) Interest shall be payable on the outstanding Revolving Credit Advances (i) in arrears for the preceding calendar quarter on the last day of each calendar quarter, (ii) on the Commitment Termination Date, and (iii) if any interest accrues or remains payable after the Commitment Termination Date, upon demand by Lender.

(c) Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, the Revolving Credit Rate shall automatically be increased by two percentage points (2%) per annum (such increased rate, the “Default Rate”), and all outstanding Obligations shall continue to accrue interest from the date of such Event of Default at the Default Rate applicable to such Obligations.

(d) If any interest or any other payment to Lender under this Agreement becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

1.6 Mandatory Prepayment. On the last day of each calendar month after the Closing Date, if the Credit Parties, in the aggregate, maintain cash and Cash Equivalents (excluding the proceeds of the Preferred Interest Purchase Price (as such term is defined in the Purchase Agreement)) in excess of an amount to be agreed upon by Borrower and Lender on a monthly basis at the time the applicable Financial Statements are delivered by Borrower to Lender at the end of each month pursuant to Section 4.1, which amount will initially be $1,500,000 (such amount, at any particular time, the “Cash Amount”), then, within three days after the last day of such calendar month, the Borrower shall (a) repay the outstanding Revolving Credit Loans in an amount equal to the amount necessary to cause the Credit Parties, in the aggregate, to maintain cash and Cash Equivalents (excluding, if applicable, the proceeds of the Preferred Interest Purchase Price) of not more than the Cash Amount after giving effect to such repayment and (b) deliver to Lender a confirmation of an authorized officer certifying as to the amount of any repayment and the cash and Cash Equivalents being maintained by the Credit Parties after giving effect to such repayment.

1.7 Reserved.

1.8 Receipt of Payments. Borrower shall make each payment under this Agreement (not otherwise made pursuant to Section 1.9) without set-off, counterclaim or deduction and free and clear of all Taxes not later than 2:00 P.M. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to the Collection Account. If Borrower shall be required by law to deduct any Taxes from any payment to Lender under any Loan Document, then the amount payable to Lender shall be increased so that, after making all required deductions, Lender receives an amount equal to that which it would have received had no such deductions been made. Borrower will furnish to Lender within 45 days after the date of the payment of any Taxes due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the Collection Account prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

1.9 Application and Allocation of Payments. During the continuance of an Event of Default, Borrower irrevocably agrees that Lender shall have the continuing and exclusive right to apply any and all payments against the then due and payable Obligations in such order as Lender may deem advisable. Lender is authorized to, and at its option may (without prior notice or precondition and at any time or times), but shall not be obligated to, make or cause to be made Revolving Credit Advances on behalf of Borrower for: (a) payment of all Fees, expenses, indemnities, charges, costs, principal, interest, or other Obligations owing by Borrower under this Agreement or any of the other Loan Documents, (b) the payment, performance or satisfaction of any of Borrower’s obligations with respect to preservation of the Collateral, or (c) any premium in whole or in part required in respect of any of the policies of insurance required by this Agreement, even if the making of any such Revolving Credit Advance causes the outstanding balance of the Revolving Credit Loan to exceed the Borrowing Availability, and Borrower agrees to repay immediately, in cash, any amount by which the Revolving Credit Loan exceeds the Borrowing Availability.

1.10 Accounting. Lender is authorized to record on its books and records the date and amount of each Revolving Credit Loan and each payment of principal thereof and such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Lender shall provide Borrower on a monthly basis a statement and accounting of such recordations but any failure on the part of the Lender to keep any such recordation (or any errors therein) or to send a statement thereof to Borrower shall not in any manner affect the obligation of Borrower to repay any of the Obligations. Except to the extent that Borrower shall, within thirty (30) days after such statement and accounting is sent, notify Lender in writing of any objection Borrower may have thereto (stating with particularity the basis for such objection), such statement and accounting shall be deemed final, binding and conclusive upon Borrower, absent manifest error.

1.11 Indemnity. Borrower and each other Credit Party executing this Agreement jointly and severally agree to indemnify and hold Lender and its Affiliates, and their respective employees, attorneys and agents (each, an “Indemnified Person”), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement and the other Loan Documents or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, including any and all product liabilities, Environmental Liabilities, Taxes and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, “Indemnified Liabilities”), except to the extent that any such Indemnified Liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY CREDIT PARTY, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

2.	CONDITIONS PRECEDENT

2.1 Conditions to the Initial Loans. Lender shall not be obligated to make any of the Revolving Credit Loans or to perform any other action hereunder, until the following conditions have been satisfied in a manner satisfactory to Lender in its sole discretion, or waived in writing by Lender:

(a) the Loan Documents to be delivered on or before the Closing Date shall have been duly executed and delivered by the appropriate parties, all as set forth in the Schedule of Documents (Schedule C);

(b) all of the obligations of Borrower to the Persons listed on Schedule 2.1(b) under its financing documentation as in effect immediately prior to the Closing Date will be performed and paid in full from the proceeds of the initial Revolving Credit Loans and all Liens, if any, upon any of the property of any Credit Party in respect thereof shall have been terminated immediately upon such payment;

(c) Lender shall have received evidence satisfactory to it that the insurance policies provided for in Section 3.16 are in full force and effect, together with appropriate evidence showing loss payable or additional insured clauses or endorsements in favor of Lender as required under such Section; and

(d) Lender shall have received an opinion(s) of counsel to the Borrower with respect to the Loan Documents in form and substance satisfactory to Lender.

2.2 Further Conditions to the Loans. Lender shall not be obligated to fund any Revolving Credit Loan (including the initial Revolving Credit Loans), if, as of the date thereof:

(a) any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect in any material respect as of such date, except (i) to the extent that any such representation or warranty is expressly stated to relate to a specific earlier date, in which case, such representation and warranty shall be true and correct in all material respects as of such earlier date and (ii) to the extent that any such representation or warranty (including the representations and warranties referred to in clause (i)) is qualified by materiality, such representation and warranty shall be true and correct in all respects; or

(b) any event or circumstance that has had or reasonably could be expected to have a Material Adverse Effect shall have occurred since the Closing Date; or

(c) any Default shall have occurred and be continuing or would result after giving effect to such Revolving Credit Loan; or

(d) after giving effect to such Revolving Credit Loan, the Revolving Credit Loan would exceed the Borrowing Availability.

The request and acceptance by Borrower of the proceeds of any Revolving Credit Loan shall be deemed to constitute, as of the date of such request and the date of such acceptance, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a restatement by Borrower of each of the representations and warranties made by it in any Loan Document and a reaffirmation by Borrower of the granting and continuance of Lender’s Liens pursuant to the Loan Documents.

3.	REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS

To induce Lender to enter into this Agreement and to make the Revolving Credit Loans, Borrower and each other Credit Party executing this Agreement represent and warrant to Lender (each of which representations and warranties shall survive the execution and delivery of this Agreement), and promise to and agree with Lender until the Termination Date as follows:

3.1 Corporate Existence: Compliance with Contractual Obligations. Each Credit Party: (a) is, as of the Closing Date, and will continue to be (i) a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (iii) in compliance with all Contractual Obligations, except to the extent failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) has and will continue to have the requisite corporate, limited liability or limited partnership (as applicable) power and authority and the legal right to execute, deliver and perform its obligations under the Loan Documents, and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted.

3.2 Executive Offices: Corporate or Other Names. As of the Closing Date: (a) each Credit Party’s name as it appears in official filings in the state of its incorporation or organization, (b) the type of entity of each Credit Party, (c) the organizational identification number issued by each such Credit Party’s state of incorporation or organization or a statement that no such number has been issued, (d) each Credit Party’s state of organization or incorporation, and (e) the location of each Credit Party’s chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) are as set forth in Disclosure Schedule (3.2) and, except as set forth in such Disclosure Schedule, such locations have not changed during the preceding twelve months. As of the Closing Date, during the prior five years, except as set forth in Disclosure Schedule (3.2), no Credit Party has been known as or conducted business in any other name (including trade names). Each Credit Party has only one state of incorporation or organization.

3.3 Corporate Power: Authorization: Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the creation of all Liens provided for herein and therein: (a) are and will continue to be within such Credit Party’s power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any Requirement of Law or Contractual Obligation of such Credit Party; (d) do not and will not result in the creation or imposition of any Lien (other than Permitted Encumbrances) upon any of the Collateral; and (e) do not and will not require the consent or approval of any Governmental Authority or any other Person. As of the Closing Date, each

Loan Document shall have been duly executed and delivered on behalf of each Credit Party party thereto, and each such Loan Document upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

3.4 Financial Statements and Projections; Books and Records. (a) The following financial statements have been delivered by Borrower and Holdings, as applicable, to Lender prior to the Closing Date: (i) Borrower’s audited, non-consolidated balance sheet for the fiscal years ended December 31, 2006 and December 31, 2007 and the related non-consolidated statements of income and cash flows for the periods then ended (the “Audited Financials”): (ii) Borrower’s unaudited, non-consolidated balance sheet for the five month period ended May 31, 2008 (the “FVA Balance Sheet”) and (iii) the unaudited, non-consolidated balance sheet of Holdings for the fiscal year ended December 31, 2007 and the related unaudited, non-consolidated income statement for the period then ended, and the unaudited, consolidated balance sheet of Holdings for the fiscal year ended December 31, 2007 and the related unaudited, consolidated income statement for the period then ended (collectively, the “Unaudited Holdings Financials”). The Audited Financials have been prepared in accordance with GAAP and fairly present the financial position, results of operations and cash flows of Borrower, on a non- consolidated basis, as of the dates and for the periods indicated. The Unaudited Holdings Financials have been prepared by management of the Company in accordance with GAAP (except for the absence of footnote disclosure and any year end audit adjustments) and fairly present the financial position, results of operations and cash flows of Holdings, on a non- consolidated basis, as of the dates and for the periods indicated. The FVA Balance Sheet has been prepared by management of the Company.

(b) The Financial Statements (other than the Financial Statements referred to in paragraph (a) above) delivered by each of Holdings and Borrower to Lender, for its most recently ended Fiscal Year and Fiscal Month, are true, correct and complete and reflect fairly and accurately, in all material respects, the financial condition of Borrower and Holdings, as applicable as of the date of each such Financial Statement in accordance with GAAP (except for the absence of footnote disclosure and any year end audit adjustments with respect to any interim Financial Statements). The Projections most recently delivered by Borrower to Lender have been prepared in good faith, with care and diligence and use assumptions that are reasonable under the circumstances at the time such Projections were prepared and as of the date delivered to Lender and all such assumptions are disclosed in the Projections.

(c) Borrower and each other Credit Party shall keep adequate Books and Records with respect to the Collateral and its business activities in which proper entries, reflecting all consolidated and consolidating financial transactions, and payments and credits received on, and all other dealings with, the Collateral, will be made in accordance with GAAP and all Requirements of Law and on a basis consistent with the Financial Statements.

3.5 Material Adverse Change. Between the date of Borrower’s most recently audited Financial Statements delivered to Lender and the Closing Date: (a) no Credit Party has incurred any obligations, contingent or non- contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the Projections delivered on the Closing Date and which could, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) no events have occurred that alone or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect. No Requirement of Law or Contractual Obligation of any Credit Party has or have had or could reasonably be expected to have a Material Adverse Effect. No Credit Party is in default, and to such Credit Party’s knowledge no third party is in default, under or with respect to any of its Contractual Obligations, that alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

3.6 Real Estate: Property. Except as permitted by the Purchase Agreement, the Credit Parties will not execute any material agreement or contract after the date hereof in respect of any real estate of the Credit Parties leased or used in their business as of the date hereof without giving Lender prompt prior written notice thereof. Each Credit Party holds and will continue to hold good title to all of its tangible personal properties and assets, and valid and insurable leasehold interests in all of its leases (both as lessor and lessee, sublessee or assignee), and none of the properties and assets of any Credit Party are or will be subject to any Liens, except Permitted Encumbrances. As of the Closing Date, the Credit Parties do not own any real property.

3.7 Ventures, Subsidiaries and Affiliates: Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.7), as of the Closing Date no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party (including all rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock) as of the Closing Date is owned by each of the Stockholders (and in the amounts) set forth in Disclosure Schedule (3.7). All outstanding Indebtedness of each Credit Party as of the Closing Date is described in Disclosure Schedule (5(b)).

3.8 Government Regulation: Margin Regulations. No Credit Party is subject to or regulated under any Federal or state statute, rule or regulation that restricts or limits such Person’s ability to incur Indebtedness, pledge its assets, or to perform its obligations under the Loan Documents. The making of the Revolving Credit Loans, the application of the proceeds and repayment thereof, and the consummation of the transactions contemplated by the Loan Documents do not and will not violate any Requirement of Law. No Credit Party is engaged, nor will it engage, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and hereafter in effect (such securities being referred to herein as “Margin Stock”). No Credit Party owns any Margin Stock, and none of the proceeds of the Revolving Credit Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

3.9 Taxes: Charges. Except as disclosed in Disclosure Schedule (3.9) all income tax and other material tax returns required by any Governmental Authority to be filed by any Credit Party have, as of the Closing Date, been timely filed and will, until the Termination Date, be timely filed with the appropriate Governmental Authority and no tax Lien has been filed against any Credit Party or any Credit Party’s property. Such tax returns, reports and statements accurately reflect in all material respects all liability for Charges of the Credit Parties for the periods covered thereby. Credit Parties have paid, or will pay, within the time and in the manner prescribed by applicable law, all material Taxes due and payable (whether or not shown on any tax return). Proper and accurate amounts have been and will be withheld by Borrower and each other Credit Party from their respective employees for all periods in material compliance with all Requirements of Law and such withholdings have and will be timely paid to the appropriate Governmental Authorities. Disclosure Schedule (3.9) sets forth as of the Closing Date those taxable years for which any Credit Party’s tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.9), none of the Credit Parties or their respective predecessors are liable for any material Charges: (a) under any agreement (including any tax sharing agreements or agreement extending the period of assessment of any Charges) or (b) to each Credit Party’s knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect. No Credit Party has entered into an agreement or wavier or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes.

3.10 Payment of Obligations. Each Credit Party has paid, discharged or otherwise satisfied, and will continue to pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Charges and other obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Credit Party and none of the Collateral is or could reasonably be expected to become subject to any Lien or forfeiture or loss as a result of such contest.

3.11 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other existing ERISA Events, could reasonably be expected to result in a liability of any Credit Party of more than the Minimum Actionable Amount. Except as disclosed in Disclosure Schedule (3.11), the present value of all accumulated benefit obligations of the Credit Parties under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than the Minimum Actionable Amount, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Account Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such underfunded Plans by more than the Minimum Actionable Amount. No Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability in excess of the Minimum Actionable Amount.

3.12 Litigation. No Litigation is pending or, to the knowledge of any Credit Party, threatened by or against any Credit Party or against any Credit Party’s properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect. Except as set forth in Disclosure Schedule (3.12), as of the Closing Date there is no Litigation pending or threatened against any Credit Party that seeks damages in excess of $100,000 or injunctive relief or alleges criminal misconduct of any Credit Party. Each Credit Party shall notify Lender promptly in writing upon learning of the existence, threat or commencement of any Litigation against any Credit Party, any ERISA Affiliate or any Plan or any allegation of criminal misconduct against any Credit Party.

3.13 Intellectual Property. As of the Closing Date, all material Intellectual Property owned or used by any Credit Party is listed (excluding readily available “off the shelf,” “shrink wrapped” software), together with application or registration numbers, where applicable, in Disclosure Schedule (3.13). Each Credit Party owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect. Each Credit Party will maintain the patenting and registration of all Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority and each Credit Party will promptly patent or register, as the case may be, all new Intellectual Property material to the business of any Credit Party and notify Lender in writing five (5) Business Days prior to filing any such new patent or registration.

3.14 Full Disclosure. No factual information, taken as a whole, contained in any Loan Document, the Financial Statements or any written statement furnished by or on behalf of any Credit Party under any Loan Document, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not misleading in light of the circumstances under which they were made. For the avoidance of doubt, the parties acknowledge that the Projections, financial forecasts and estimates and information of a general industry or economic nature are not facts and not subject to the provisions of this Section 3.14.

3.15 Environmental Protection. (a) Except as set forth in Disclosure Schedule (3.15) or as would not reasonably be expected to have a Material Adverse Effect:

(i)

Each Credit Party has complied in all material respects with all applicable Environmental Laws. Each Credit Party has prepared and filed with the appropriate Governmental Authorities all reports, notifications, and filings required pursuant to any applicable Environmental Laws for the operation of each Credit Party and the operation or occupation of each real property location owned, leased or occupied by each Credit Party (the “Real Property”) including any such as are required as a result of the transactions contemplated hereby. Since January 1, 2007, no Credit Party has received any notice or other information regarding any actual or alleged violation of, any actual or potential Environmental

Liabilities under, or any corrective or remedial obligation under, any Environmental Law and to the knowledge of each Credit Party, no basis for any such notice exists. No Credit Party has been notified that it is potentially responsible or liable, or received any requests for information or other correspondence concerning any site or facility, under the applicable Environmental Laws. No Credit Party has entered into or received any consent, decree, compliance order, or administrative order pursuant to all applicable Environmental Laws.

(ii)	Each Credit Party holds all environmental permits necessary to conduct its operations including any such environmental permits as are required as a result of the transactions contemplated hereby. Disclosure Schedule 3.15 contains a true, complete and accurate list of all such environmental permits and, where applicable, their expiration dates. The Credit Parties do not have any reason to believe that any such environmental permits (A) will not be renewed, or (B) will be renewed under terms that are reasonably likely to have a Material Adverse Effect.

(iii)	No Credit Party has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance including without limitation any Materials of Environmental Concern, or operated any property or facility (and no such property or facility, including the Real Property, is contaminated by any such substance) in a manner that has given rise to Environmental Liabilities pursuant to any applicable Environmental Laws, including any Environmental Liabilities for response costs, corrective action costs, personal injury, property damage, natural resources damage or attorney fees, or any investigative, corrective or remedial obligations.

(b) There are no reports, studies, assessments, audits, and other similar documents in the possession or control of the Credit Parties that address any issues of actual or potential noncompliance with or actual or potential Environmental Liabilities under, any Environmental Laws that may affect any Credit Party as of the Closing Date. Copies of all such reports have been provided or made available to Lender prior to the signing hereof.

(c) None of the matters set forth in Disclosure Schedule 3.15, or any aggregation thereof, could reasonably be expected to result in a Material Adverse Effect.

3.16 Insurance. As of the Closing Date, Disclosure Schedule (3.16) lists all policies of casualty, liability and business interruption insurance, if any, maintained for current occurrences by each Credit Party. Each Credit Party shall deliver to Lender endorsements to all of its and those of its domestic Subsidiaries other than PathConnect (a) “All Risk” and business interruption insurance policies naming Lender loss payee, and (b) general liability and other liability policies naming Lender as an additional insured. All policies of insurance on real and personal property, will contain an endorsement, in form and substance acceptable to Lender, showing loss payable to Lender (Form 438 BFU or equivalent) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Lender, will provide that the insurance companies will give Lender at least thirty (30) days’ prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Borrower or any other Person shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage. Each Credit Party shall direct all present and future insurers under its “All Risk” policies of insurance to pay all proceeds payable thereunder directly to Lender. If any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party and Lender jointly, Lender may endorse such Credit Party’s name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Lender reserves the right at any time, upon review of each Credit Party’s risk profile, to require additional forms and limits of insurance.

3.17 Intentionally Omitted.

3.18 Accounts and Inventory. Borrower has not made, and will not make, any agreement with any Account Debtor for any extension of time for the payment of any Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except in the ordinary course of its business consistent with historical practice. With respect to the Accounts pledged as collateral pursuant to any Loan Document (a) the amounts shown on all invoices, statements and reports that may be delivered to the Lender with respect thereto are actually and absolutely owing to the relevant Credit Party as indicated thereon and are not in any way contingent; and (b) to Borrower’s knowledge all Account Debtors have the capacity to contract.

3.19 Conduct of Business. Except as otherwise permitted by Sections 5(a) and 5(f) or as contemplated by the Purchase Agreement, each Credit Party (a) shall conduct its business substantially as now conducted or as otherwise permitted hereunder, and (b) shall at all times maintain, preserve and protect all of the Collateral and such Credit Party’s other property, used or useful in the conduct of its business and keep the same in good repair, working order and condition and make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

3.20 Compliance with Laws. Except as set forth in Disclosure Schedule (3.20):

(a) Each Credit Party is and will continue to be in compliance, in all material respects, with, and has not violated in any material respect, any order, writ, injunction or Law of any Governmental Authority applicable to it or to its assets, properties, business or operations. The conduct by each Credit Party of its business is in compliance, in all material respects, with, and has not violated in any material respect any Law. Except as set forth on Disclosure Schedule (3.20(a)) (collectively, the “Material Permits”), as of the Closing Date, no Permit, is material to or necessary for the conduct of each Credit Party’s business. Each Credit Party has each Material Permit and all of such Material Permits are in full force and effect. No violations are recorded in respect of any Material Permit and no proceeding is pending, or to the knowledge of the Credit Parties threatened, (i) to revoke or limit any Material Permit or (ii) alleging any failure to have all Material Permits required to operate the business of each of the Credit Parties. None of the transactions contemplated by this Agreement will terminate, violate or limit the effectiveness of any Material Permit or cause any Material Permit to not be renewed; (b) No Credit Party is in receipt of, notice of, or subject to, or has any knowledge concerning, any adverse inspection, finding of deficiency, finding of non-compliance, compelled or voluntary recall, investigation, penalty, fine, sanction, assessment, request for corrective or remedial action or other compliance or enforcement action by the FDA, FTC or other Governmental Authority, in each case, relating to the Products or to the facilities in which the Products are designed, manufactured, merchandised, serviced, distributed, sold, delivered or handled; (c) no Credit Party has made any false statement in, or omission from, the applications, approvals, reports or other submissions to the FDA, the FTC or other Governmental Authority or in or from any other records and documentation prepared or maintained to comply with the requirements of the FDA, the FTC or other Governmental Authority relating to the Products; (d) to the Credit Parties’ knowledge, no Other Party has made any false statement in, or omission from, any report, study, or other documentation prepared in conjunction with the applications, approvals, reports or records submitted to or prepared for the FDA, the FTC or other Governmental Authority relating to the Products; (e) no Credit Party, nor, to any Credit Party’s knowledge, any Other Party has made or offered any payment, gratuity or other thing of value that is prohibited by any applicable law or regulation to any personnel of the FDA, the FTC or any other Governmental Authority (or any Person directly or indirectly associated with or related to any such personnel) in connection with the approval or regulatory status of the Products or the facilities in which the Products are designed, manufactured, merchandised, serviced, distributed, sold, delivered or handled; (f) each Credit Party, and to such Credit Party’s knowledge, each Other Party, are in compliance with all applicable regulations and requirements of the FDA, the FTC and other Governmental Authorities relating to the Products, including, without limitation, any good manufacturing or handling practices, requirements for demonstrating and maintaining the safety and efficacy of the Products, export or import requirements, certificates of export, requirements for investigating customer complaints and inquiries, labeling requirements and protocols (including, without limitation, requirements for substantiation of marketing, advertising or labeling claims, requirements which prohibit “drug” claims or which require that the FDA receive notice of structure/function claims or pre-market notification of new dietary ingredients), labeling or registration requirements of any foreign jurisdiction into which the Products are shipped or sold, shipping requirements, monitoring requirements, packaging or repackaging requirements, laboratory controls, sterility requirements, inventory controls and storage and warehousing procedures; (g) all Products comply in all material respects with current FDA and FTC requirements and the requirements of other Governmental Authorities and were handled by the Credit Parties, and, to the Credit Parties’ knowledge, each Other Party, in conformity with current FDA requirements and the requirements of other Governmental Authorities; and (h) No Credit Party has received any notification, written or verbal from the FDA, the FTC, FDA or FTC personnel or any other Governmental Authority indicating that any Product is unsafe or ineffective for its intended use, or which questioned or requested the support or substantiation for any such claims. Each Credit Party has not, and to the Credit Parties’ knowledge no Other Party has, shipped or sold any Products into any jurisdictions without first having obtained all requisite approvals, registrations and permissions from the FDA, the FTC and any other Governmental Authority. Each Credit Party has not, and to such Credit Party’s knowledge no Other Party has, made claims with respect to any Products which are “drug” claims or would cause such Products to be deemed misbranded. There are no pending or outstanding: (1) warning letters or other regulatory letters or sanctions; (2) inspectional observations or establishment inspection reports; (3) field notifications or alerts; (4) import alerts, holds or detentions received by the Credit Parties from the FDA or any Governmental Authority relating to the Products that assert ongoing material lack of compliance with any such laws by the Credit Parties or, to the Credit Parties’ knowledge, any Other Party. Each Credit Party has made available to Lender correct and complete copies, or summaries of, all: (1) adverse event reports; (2) material customer complaints; and (3) medical incident reports, in each case, solely to the extent relating to any of the Products for the previous three (3) years, which are in the possession or control of such Credit Party.

3.21 Product Warranties: Returns. No Credit Party is aware of any basis for product warranty claims which would result in costs materially in excess of the reserve for product warranty claims set forth on the face of the most recent annual consolidated balance sheet (rather than in any notes thereto) of Holdings and Borrower as adjusted for the passage of time through the Closing Date, or the date of a Revolving Credit Advance thereafter, as applicable, in accordance with the past custom and practice of the Credit Parties. No product manufactured, sold or distributed by any Credit Party is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale and those imposed by applicable Law. No Credit Party has any material liability arising out of any injury to Persons or property as a result of the ownership, use or possession of any products manufactured, sold or distributed by the Credit Parties. The products manufactured, sold or distributed by the Credit Parties have been, in all material respects, in conformity with all applicable contractual commitments and all express warranties and, to the knowledge of the Credit Parties, all implied warranties.

3.22 Anti-Terrorism Laws. (a) Neither Borrower nor, to the knowledge of Borrower, any of its Affiliates is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as amended and extended; (b) Neither Borrower nor, to the knowledge of Borrower, any Affiliate or other agent of Borrower acting or benefiting in any capacity in connection with the Revolving Credit Loan is any of the following: (1) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (2) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (3) a person with which Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (4) a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or (5) a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list; and (c) neither Borrower nor, to the knowledge of Borrower, any agent of any Affiliate acting in any capacity in connection with the Revolving Credit Loan: (1) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clause (b) above, (2) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (3) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

3.23 Further Assurances. At any time and from time to time, upon the written request of Lender and at the sole expense of Borrower, Borrower and each other Credit Party shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem desirable (a) to obtain the full benefits of this Agreement and the other Loan Documents, (b) to protect, preserve and maintain Lender’s rights in any Collateral, subject to Section 6.1 (b), or (c) to enable Lender to exercise all or any of the rights and powers herein granted.

4.	FINANCIAL MATTERS; REPORTS

4.1 Reports and Notices. From the Closing Date until the Termination Date, Borrower shall deliver to Lender:

(a) within thirty (30) days following the end of each Fiscal Month, the Financial Statements for such Fiscal Month, which shall provide (i) comparisons to budget and actual results for (A) the current month and (B) year to date and (ii) comparisons of the current month to the prior month and (iii) comparisons of the current year to date to the same period for the prior year to date, and accompanied by a certification in the form of Exhibit F by the Chief Executive Officer or Chief Financial Officer of Borrower that such Financial Statements are complete and correct in all material respects, that there was no Default (or specifying those Defaults of which he or she was aware), and showing in reasonable detail the calculations used in determining compliance with the financial covenants hereunder;

(b) within ninety (90) days following the close of each Fiscal Year, the Financial Statements for such Fiscal Year certified without qualification by an independent certified accounting firm reasonably acceptable to Lender, which shall provide comparisons to the prior Fiscal Year, and shall be accompanied by (i) a statement in reasonable detail showing the calculations used in determining compliance with the financial covenants hereunder, (ii) a report from Borrower’s accountants to the effect that in connection with their audit examination nothing has come to their attention to cause them to believe that an Event of Default has occurred or specifying those Events of Default of which they are aware, and (iii) any management letter that may be issued;

(c) not less than thirty (30) days subsequent to the beginning of each Fiscal Year, the Projections, which will be prepared by Borrower in good faith, based on assumptions that are reasonable at the time such Projections are prepared;

(d) after the last day of each calendar month following the Closing Date, if Borrower is not required to make a mandatory prepayment of the Revolving Credit Loans pursuant to Section 1.6, then an authorized officer of the Borrower shall deliver a confirmation to Lender stating that Borrower does not have on deposit cash and Cash Equivalents in excess of the Cash Amount as of the last day of the immediately preceding calendar month; and

(f) all the reports and other information set forth in Exhibit B in the time frames set forth therein.

4.2 Financial Covenants. Borrower shall not breach any of the financial covenants set forth in Schedule D. For purposes of Section 7.1, a breach of a financial covenant set forth in Schedule D shall be deemed to have occurred as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Lender.

4.3 Other Reports and Information. Borrower shall advise Lender promptly, in reasonable detail, of: (a) any Lien, other than Permitted Encumbrances, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline; (b) any material change in the composition of the Collateral; and (c) the occurrence of any Default or other event that has had or could reasonably be expected to have a Material Adverse Effect. Borrower shall, upon request of Lender, furnish to Lender such other reports and information in connection with the affairs, business, financial condition, operations, prospects or management of any Credit Party or the Collateral as Lender may request, all in reasonable detail.

5.	NEGATIVE COVENANTS

Each Credit Party executing this Agreement covenants and agrees (for itself and each other Credit Party) that, without Lender’s prior written consent, from the Closing Date until the Termination Date, no such Credit Party shall, directly or indirectly, by operation of law or otherwise:

(a) except as otherwise contemplated by the Purchase Agreement, form any Subsidiary or merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or make any investment in (other than any investment by a Credit Party in another Credit Party or in PathConnect or investment in Cash Equivalents) or, except as provided in clause 5(c) below, loan or advance to, any Person;

(b) cancel any debt owing to it, other than in the ordinary course of business and consistent with past practice, or create, incur, assume or permit to exist any Indebtedness, except: (i) the Obligations, (ii) Indebtedness existing as of the Closing Date set forth in Disclosure Schedule 5(b), (iii) deferred taxes, (iv) by endorsement of Instruments or items of payment for deposit to the general account of such Credit Party, (v) for Guaranteed Indebtedness incurred for the benefit of Borrower if the primary obligation is permitted by this Agreement, (vi) additional Indebtedness (including Purchase Money Indebtedness) incurred after the Closing Date in an aggregate outstanding amount for all such Credit Parties combined not exceeding $100,000, (vii) Indebtedness of a Credit Party owing to another Credit Party, (viii) Indebtedness incurred in the ordinary course of business and consistent with past practice, under any credit card (including American Express) not to exceed $450,000 at any time outstanding and (ix) Indebtedness incurred in the ordinary course of business and consistent with past practice, in connection with any agreement between any Credit Party and any of its suppliers and distributors not to exceed $150,000 at any time outstanding;

(c) except as otherwise contemplated by the Purchase Agreement, enter into any lending, borrowing or other commercial transaction with any of its employees, directors, Affiliates or any other Credit Party on terms less advantageous to such Credit Party than could be obtained on an arm’s length basis other than (i) loans or advances to employees in the ordinary course of business in an aggregate outstanding amount not exceeding $100,000 and (ii) intercompany advances or loans between Credit Parties and between a Credit Party and PathConnect;

(d) (i) make any changes in any of its business objectives, purposes, or operations that could reasonably be expected to adversely affect repayment of the Obligations or could reasonably be expected to have a Material Adverse Effect or (ii) except as otherwise contemplated by the Purchase Agreement, engage in any business other than that presently engaged in or proposed to be engaged in the Projections delivered to Lender on the Closing Date other than reasonable extensions of such lines of business or (iii) amend its charter or by-laws or other organizational documents in a manner adverse to Lender;

(e) create or permit any Lien on any of its properties or assets, except for Permitted Encumbrances;

(f) except as otherwise contemplated by the Purchase Agreement, sell, transfer, issue, convey, assign or otherwise dispose of any of its assets or properties, including its Accounts or any shares of its Stock or engage in any sale-leaseback, synthetic lease or similar transaction (provided, that the foregoing shall not prohibit the sale of Inventory or obsolete or unnecessary Equipment in the ordinary course of its business);

(g) (i) change its name, chief executive office, corporate offices, warehouses or other Collateral locations, or location of its records concerning the Collateral, (ii) the type of legal entity that it is, (iii) its organization identification number, if any, issued by its state of incorporation or organization, or (iv) its state of incorporation or organization, or acquire, lease or use any real estate after the Closing Date (except as contemplated by Section 7.19(a) of the Purchase Agreement) without such Person, in each instance, giving thirty (30) days prior written notice thereof to Lender and taking all actions deemed necessary or appropriate by Lender to continuously protect and perfect Lender’s Liens upon the Collateral;

(j) make or permit any Restricted Payment other than (i) distributions by Borrower to Holdings to permit Holdings to pay franchise taxes; (ii) other distributions by Borrower to Holdings or by Holdings to its members contemplated by the Purchase Agreement, and other payments in connection with the maintenance of its existence or other legal, tax or accounting matters and to enable Holdings or its members to pay their taxes and (iii) Restricted Payments by a Subsidiary of the Borrower to the Borrower.

(k) from and after the Closing Date, Holdings shall engage in no business and have no assets other than (i) owning the Stock of, and to the extent otherwise permitted hereunder, other investments in and transactions with, the Borrower and PathConnect; (ii) the ownership of intellectual property used in the business of Holdings and its Subsidiaries; and (iii) the entering into, and the performance of its obligations under this Agreement, the Purchase Agreement and the other Loan Documents to which it is a party, and in each case, activities incidental thereto. Notwithstanding the foregoing, Holdings may engage in activities incidental to (i) the maintenance of its limited liability company existence in compliance with applicable law, and (ii) legal, tax and accounting matters in connection with any of the foregoing activities.

6.	SECURITY INTEREST

6.1 Grant of Security Interest. (a) As collateral security for the prompt and complete payment and performance of the Obligations, each of the Borrower and any other Credit Party executing this Agreement hereby grants to the Lender a security interest in and Lien upon all of its property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including all of the following property in which it now has or at any time in the future may acquire any right, title or interest: all Accounts; all Deposit Accounts, all other bank accounts and all funds on deposit therein; all money, cash and Cash Equivalents; all Investment Property; all Stock; all Goods (including Inventory, Equipment and Fixtures); all Chattel Paper, Documents and Instruments; all Books and Records; all General Intangibles; (including all Intellectual Property, contract rights, choses in action, Payment Intangibles and Software); all Letter-of-Credit Rights; all Supporting Obligations; and to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payment not otherwise included in the foregoing and products of all and any of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing, but excluding in all events (i) Hazardous Waste and (ii) any equity interests of a Foreign Entity to the extent the Collateral (as hereafter defined) would include more than 65% of the equity interests of such Foreign Entity entitled to vote (all of the foregoing, together with any other collateral pledged to the Lender pursuant to any other Loan Document, collectively, the “Collateral”).

(b) Borrower, Lender and each other Credit Party executing this Agreement agree that this Agreement creates, and is intended to create, valid and continuing Liens upon the Collateral in favor of Lender. Borrower and each other Credit Party executing this Agreement represents, warrants and promises to Lender that: (i) Borrower and each other Credit Party granting a Lien in Collateral has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien pursuant to the Loan Documents, free and clear of any and all Liens or claims of others, other than Permitted Encumbrances; (ii) the security interests granted pursuant to this Agreement, upon completion of the filings and other actions listed on Disclosure Schedule (6.1) (which, in the case of all filings and other documents referred to in said Schedule, have been delivered to the Lender in duly executed form) will constitute valid perfected security interests in all of the Collateral (except the Deposit Accounts and other bank accounts) in favor of the Lender as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and purchasers from any Credit Party (other than purchasers of Inventory in the ordinary course of business) and such security interests are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Encumbrances that have priority by operation of law; and (iii) no effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Encumbrances. Borrower and each other Credit Party executing this Agreement promise to defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons whomsoever, and each shall take such actions, including (w) all actions necessary to grant Lender “control” of any Investment Property, Letter-of-Credit Rights or electronic Chattel Paper owned by such Credit Party, with any agreements establishing control to be in form and substance satisfactory to Lender, (x) the prompt delivery of all original Instruments, Chattel Paper and certificated Stock owned by Borrower and each other Credit Party granting a Lien on Collateral to Lender, (y) notification of Lender’s interest in Collateral at Lender’s request, and (z) the institution of litigation against third parties as shall be prudent in order to protect and preserve each Credit Party’s and Lender’s respective and several interests in the Collateral. Borrower (and any other Credit Party granting a Lien in Collateral) shall mark its Books and Records pertaining to the Collateral to evidence the Loan Documents and the Liens granted under the Loan Documents. If any Credit Party retains possession of any Chattel Paper or Instrument with Lender’s consent, such Chattel Paper and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Blyth VSH Acquisition Corporation” Each Credit Party executing this Agreement shall promptly, and in any event within two (2) Business Days after the same is acquired by it, notify Lender of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by Lender, such Credit Party shall enter into a supplement to this Loan Agreement granting to Lender a Lien in such commercial tort claim. Notwithstanding anything to the contrary contained herein, Lender acknowledges and agrees that (i) the Credit Parties shall have no obligation to enter into control agreements or other cash management documentation with respect to Deposit Accounts and other bank accounts and (ii) no actions shall be required in respect of the Collateral under the laws of any foreign jurisdiction.

6.2 Lender’s Rights. (a) Lender may, (i) at any time during the continuance of an Event of Default in Lender’s own name or in the name of Borrower, communicate with Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral to verify to Lender’s satisfaction, the existence, amount and terms of, and any other matter relating to, Accounts, Payment Intangibles, Instruments, Chattel Paper or other Collateral, and (ii) at any time after an Event of Default has occurred and is continuing and without prior notice to any Credit Party, notify Account Debtors and other Persons obligated on any Collateral that Lender has a security interest therein and that payments shall be made directly to Lender. Upon the request of Lender, Borrower shall so notify such Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral. Borrower hereby constitutes Lender or Lender’s designee as Borrower’s attorney with power to endorse Borrower’s name upon any notes, acceptance drafts, money orders or other evidences of payment or Collateral.

(b) Borrower shall remain liable under each Contract, Instrument and License to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and Lender shall have no obligation or liability whatsoever to any Person under any Contract, Instrument or License (between any Credit Party and any Person other than Lender) by reason of or arising out of the execution, delivery or performance of this Agreement, and Lender shall not be required or obligated in any manner (i) to perform or fulfill any of the obligations of Borrower, (ii) to make any payment or inquiry, or (iii) to take any action of any kind to collect, compromise or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any Contract, Instrument or License.

(c) Borrower and each other Credit Party shall, with respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and Lender shall have access at any and all times): (i) provide access to such property to Lender and any of its officers, employees and agents, as frequently as Lender determines to be appropriate; (ii) permit Lender and any of its officers, employees and agents to inspect, audit and make extracts and copies (or take originals if reasonably necessary) from all of Borrower’s and such Credit Party’s Books and Records; and (iii) permit Lender to inspect, review, evaluate and make physical verifications and appraisals of the Inventory and other Collateral in any manner and through any medium that Lender considers advisable, and Borrower and such Credit Party agree to render to Lender, at Borrower’s and such Credit Party’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

(d) After the occurrence and during the continuance of an Event of Default, Borrower, at its own expense, shall cause the certified public accountant then engaged by Borrower to prepare and deliver to Lender at any time and from time to time, promptly upon Lender’s request, the following reports: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) test verifications of such Accounts as Lender may request. Borrower, at its own expense, shall cause its certified independent public accountants to deliver to Lender the results of any physical verifications of all or any portion of the Inventory made or observed by such accountants when and if such verification is conducted. Lender shall be permitted to observe and consult with Borrower’s accountants in the performance of these tasks.

6.3 Lender’s Appointment as Attorney-in-fact. On the Closing Date, Borrower and each other Credit Party executing this Agreement shall execute and deliver a Power of Attorney in the form attached as Exhibit E. The power of attorney granted pursuant to the Power of Attorney and all powers granted under any Loan Document are powers coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Lender under the Power of Attorney are solely to protect Lender’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender agrees not to exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing. Borrower and each other Credit Party executing this Agreement also hereby (i) authorizes Lender to file any financing statements, continuation statements or amendments thereto that (x) indicate the Collateral (1) as all assets of such Credit Party (or any portion of such Credit Party’s assets) or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code of such jurisdiction, or (2) as being of an equal or lesser scope or with greater detail, and (y) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment and (ii) ratifies its authorization for Lender to have filed any initial financial statements, or amendments thereto if filed prior to the date hereof. Borrower and each other Credit Party executing this Agreement acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Lender and agrees that it will not do so without the prior written consent of Lender, subject to such Credit Party’s rights under Section 9-509(d)(2) of the Code.

6.4 Grant of License to Use Intellectual Property Collateral. Borrower and each other Credit Party executing this Agreement hereby grants to Lender an irrevocable, non-exclusive license (exercisable upon the occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to Borrower or such Credit Party) to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by Borrower or such Credit Party, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license will terminate on the Termination Date.

7.	EVENTS OF DEFAULT: RIGHTS AND REMEDIES

7.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder which shall be deemed to be continuing until waived in writing by Lender in accordance with Section 9.3:

(a) Borrower shall fail to make any payment in respect of any Obligations when due and payable or declared due and payable; or

(b) any Credit Party (i) shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in Article 5 this Agreement or Schedule D hereto or (ii) shall fail or neglect to perform, keep or observe any other covenants, promises, agreements, requirements, conditions or other terms or provisions contained in this Agreement or any of the other Loan Documents and, in the case of this clause (ii), such failure continues unremedied for a period of thirty (30) days therefrom; or

(c) an event of default shall occur under any Contractual Obligation of any Credit Party (other than this Agreement and the other Loan Documents), and such event of default (i) involves the failure to make any payment (whether or not such payment is blocked pursuant to the terms of an intercreditor agreement or otherwise), whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate amount exceeding the Minimum Actionable Amount, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof, in an aggregate amount exceeding the Minimum Actionable Amount to become due prior to its stated maturity or prior to its regularly scheduled date of payment; or

(d) any representation or warranty in this Agreement or any other Loan Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement or certificate made or delivered to Lender by any Credit Party shall be untrue or incorrect in any material respect as of the date when made or deemed made, except (i) to the extent that any such representation or warranty is expressly stated to relate to a specific earlier date, in which case, such representation and warranty shall be true and correct in all material respects as of such earlier date and (ii) to the extent that any such representation or warranty (including the representations and warranties referred to in clause (i)) is qualified by materiality, such representation and warranty shall be true and correct in all respects; or

(e) there shall be commenced against any Credit Party any Litigation seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that remains unstayed or undismissed for forty five (45) consecutive days; or any Credit Party shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud any of its creditors or made or suffered a transfer of any of its property or the incurring of an obligation that may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

(f) a case or proceeding shall have been commenced involuntarily against any Credit Party in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy or other similar law, and seeking either (x) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of its properties, or (y) the reorganization or winding up or liquidation of the affairs of any such Person, and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (ii) invalidating or denying any Person’s right, power, or competence to enter into or perform any of its obligations under any Loan Document or invalidating or denying the validity or enforceability of this Agreement or any other Loan Document or any action taken hereunder or thereunder; or

(g) any Credit Party shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties, (ii) make a general assignment for the benefit of creditors, (iii) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraphs (e) or (f) of this Section 7.1 or clauses (i) and (ii) of this paragraph (g), or (iv) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or

(h) a final judgment or judgments for the payment of money in excess of the Minimum Actionable Amount in the aggregate shall be rendered against any Credit Party, unless the same shall be (i) fully covered by insurance and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing within forty five (45) days of judgment, or (ii) vacated, stayed, bonded, paid or discharged within a period of forty five (45) days from the date of such judgment; or

(i) any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Lien granted, or intended by the Loan Documents to be granted, to Lender shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in the Loan Documents) in any of the Collateral (or any Credit Party shall so assert any of the foregoing); or

(k) a Change of Control shall have occurred with respect to any Credit Party; or

(1) an ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred and are then continuing, could reasonably be expected to result in liability of any Credit Party in an aggregate amount exceeding the Minimum Actionable Amount.

7.2 Remedies. (a) If any Default shall have occurred and be continuing, then Lender may terminate or suspend its obligation to make further Revolving Credit Advances. In addition, if any Event of Default shall have occurred and be continuing, Lender may, without notice, take any one or more of the following actions: (i) declare all or any portion of the Obligations to be forthwith due and payable, whereupon such Obligations shall become and be due and payable; or (ii) exercise any rights and remedies provided to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of any Event of Default specified in Sections 7.1 (e), (f) or (g), the Obligations shall become immediately due and payable (and any obligation of Lender to make further Loans, if not previously terminated, shall immediately be terminated) without declaration, notice or demand by Lender.

(b) Without limiting the generality of the foregoing, Borrower and each other Credit Party executing this Agreement expressly agrees that upon the occurrence of any Event of Default, Lender may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale, to the extent permitted by law, to purchase for the benefit of Lender the whole or any part of said Collateral so sold, free of any right of equity of redemption, which equity of redemption Borrower and each other Credit Party executing this Agreement hereby releases. Such sales may be adjourned, or continued from time to time with or without notice. Lender shall have the right to conduct such sales on any Credit Party’s premises or elsewhere and shall have the right to use any Credit Party’s premises without rent or other charge for such sales or other action with respect to the Collateral for such time as Lender deems necessary or advisable.

(c) Upon the occurrence and during the continuance of an Event of Default and at Lender’s request, Borrower and each other Credit Party executing this Agreement agrees to assemble the Collateral and make it available to Lender at places that Lender shall reasonably select, whether at its premises or elsewhere, Until Lender is able to effect a sale, lease, or other disposition of the Collateral, Lender shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that Lender deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. Lender shall have no obligation to any Credit Party to maintain or preserve the rights of any Credit Party as against third parties with respect to any Collateral while such Collateral is in the possession of Lender. Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Lender’s remedies with respect thereto without prior notice or hearing. To the maximum extent permitted by applicable law, Borrower and each other Credit Party executing this Agreement waives all claims, damages, and demands against Lender, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person. Borrower and each other Credit Party executing this Agreement agrees that ten (10) days’ prior notice by Lender to such Credit Party of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Borrower and each other Credit Party shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled.

(d) Lender’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Lender may have under any Loan Document or at law or in equity. Recourse to the

Collateral shall not be required. All provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid or unenforceable, in whole or in part.

7.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, Borrower and each other Credit Party executing this Agreement waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, the Notes or any other notes, commercial paper, Accounts, Contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Lender on which such Credit Party may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard; (b) all rights to notice and a hearing prior to Lender’s taking possession or control of, or to Lender’s replevy, attachment or levy upon, any Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Borrower and each other Credit Party executing this Agreement acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

7.4 Proceeds. The Proceeds of any sale, disposition or other realization upon any Collateral shall be applied by Lender upon receipt to the Obligations in such order as Lender may deem advisable in its sole discretion and after the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Lender of any other amount required by any provision of law, including Sections 9-608(a)(l) and 9-615(a)(3) of the Code (but only after Lender has received what Lender considers reasonable proof of a subordinate party’s security interest), the surplus, if any, shall be paid to Borrower or its representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

8.	SUCCESSORS AND ASSIGNS

Each Loan Document shall be binding on and shall inure to the benefit of Borrower and each other Credit Party executing such Loan Document, Lender, and their respective successors and assigns, except as otherwise provided herein or therein. Neither Borrower nor any other Credit Party may assign, transfer, hypothecate, delegate or otherwise convey its rights, benefits, obligations or duties under any Loan Document without the prior express written consent of Lender. Any such purported conveyance by Borrower or such Credit Party without the prior express written consent of Lender shall be void. There shall be no third party beneficiaries of any of the terms and provisions of any of the Loan Documents. Lender reserves the right at any time to create and sell participations in the Loans and the Loan Documents and to sell, transfer or assign any or ail of its rights in the Loans and under the Loan Documents.

9.	MISCELLANEOUS

9.1 Complete Agreement; Modification of Agreement. This Agreement and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied). No Loan Document may be modified, altered or amended except by a written agreement signed by Lender, and each other Credit Party a party to such Loan Document. Borrower and each other Credit Party executing this Agreement or any other Loan Document shall have all duties and obligations under this Agreement and such other Loan Documents from the date of its execution and delivery, regardless of whether the initial Revolving Credit Loan has been funded at that time.

9.2 Expenses. Each party agrees to pay its own costs and expenses (including the fees and expenses of all counsel, advisors, consultants (including environmental and management consultants) and auditors retained in connection therewith) incurred in connection with the preparation, negotiation, execution, delivery, performance and enforcement of the Loan Documents and the preservation of any rights thereunder. Notwithstanding the foregoing,

Borrower agrees to pay or reimburse Lender for all costs and expenses incurred in connection with (i) collection, including deficiency collections; (ii) any amendment, waiver or other modification with respect to any Loan Document or advice in connection with the administration of the Revolving Credit Loans or the rights thereunder; (iii) any litigation, dispute, suit, proceeding or action (whether instituted by or between any combination of Lender, Borrower or any other Person), and an appeal or review thereof, in any way relating to the Collateral, any Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and (iv) any effort (A) to monitor the Revolving Credit Loans, (B) to evaluate, observe or assess any Credit Party or the affairs of such Person, and (C) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral.

9.3 No Waiver. Neither Lender’s failure, at any time, to require strict performance by any Credit Party of any provision of any Loan Document, nor Lender’s failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, shall operate as a waiver thereof or waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Any suspension or waiver of a Default or other provision under the Loan Documents shall not suspend, waive or affect any other Default or other provision under any Loan Document, and shall not be construed as a bar to any right or remedy that Lender would otherwise have had on any future occasion. None of the undertakings, indemnities, agreements, warranties, covenants and representations of any Credit Party to Lender contained in any Loan Document and no Default by any Credit Party under any Loan Document shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of Lender and directed to Borrower specifying such suspension or waiver (and then such waiver shall be effective only to the extent therein expressly set forth), and Lender shall not, by any act (other than execution of a formal written waiver), delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder.

9.4 Severability; Section Titles. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of any Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such Loan Document. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under the Loan Documents shall in any way affect or impair the Obligations, duties, covenants, representations and warranties, indemnities, and liabilities of any Credit Party or the rights of Lender relating to any unpaid Obligation, (due or not due, liquidated, contingent or unliquidated), or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Commitment Termination Date, all of which shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that all indemnity obligations of the Credit Parties under the Loan Documents shall survive the Termination Date. The Section titles contained in any Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

9.5 Authorized Signature. Until Lender shall be notified in writing by any Credit Party to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by Lender or any of Lender’s officers, agents, or employees to be that of an officer of Borrower or such other Credit Party shall bind Borrower and such other Credit Party and be deemed to be the act of Borrower or such other Credit Party affixed pursuant to and in accordance with resolutions duly adopted by Borrower’s or such other Credit Party’s Board of Directors, and Lender shall be entitled to assume the authority of each signature and authority of the person whose signature it is or appears to be unless the person acting in reliance thereon shall have actual knowledge to the contrary.

9.6 Notices. Except as otherwise provided herein, whenever any notice, demand, request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 9.6), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Schedule B or to such other address (or facsimile number) as may be substituted by notice given as herein provided. Failure or delay in delivering copies of any such communication to any Person (other than Borrower or Lender) designated in Schedule B to receive copies shall in no way adversely affect the effectiveness of such communication.

9.7 Counterparts. Any Loan Document may be authenticated in any number of separate counterparts by any one or more of the parties thereto, and all of said counterparts taken together shall constitute one and the same instrument. Any Loan Document may be authenticated by manual signature, facsimile or, if approved in writing by Lender, electronic means, all of which shall be equally valid.

9.8 Time of the Essence. Time is of the essence for performance of the Obligations under the Loan Documents.

9.9 GOVERNING LAW. THE LOAN DOCUMENTS AND THE OBLIGATIONS ARISING UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

9.10 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. (A) BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND SUCH CREDIT PARTY AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT LENDER, BORROWER AND SUCH CREDIT PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER AND SUCH CREDIT PARTY HEREBY WAIVE ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER OR SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN SCHEDULE B OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER’S OR SUCH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(B) THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LENDER, BORROWER AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

9.11 Registry. The Credit Parties hereby designate Lender, and Lender agrees, to serve as the agent of the Credit Parties solely for purposes of this Section 9.11, to maintain a register at one of its offices (the “Register”) on which it will record each Revolving Credit Loan made by Lender pursuant to this Agreement and each repayment in respect of the principal amount thereof. Failure to make any such recordation, or any error in such recordation shall not affect the obligations of the Credit Parties in respect of any Revolving Credit Loan. With respect to Lender, the transfer of a Revolving Credit Loan (or any participation therein) and the rights to the principal of, and interest on, any Revolving Credit Loan shall not be effective until such transfer is recorded on the Register maintained by the Lender with respect to ownership of the Revolving Credit Loan. Prior to such recordation, all amounts owing to the transferor with respect to the Revolving Credit Loan shall remain owing to the transferor. The registration of an assignment or transfer of all or part of a Revolving Credit Loan shall be recorded by Lender on the Register only upon the acceptance by Lender of a properly executed and delivered assignment and assumption agreement pursuant to this Section 9.11. Coincident with the delivery of such an assignment and assumption agreement to Lender for acceptance and registration of assignment or transfer of all or part of a Revolving Credit Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Revolving Credit Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Credit Parties agree to indemnify Lender from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by Lender in performing its duties under this Section 9.11.

9.12 [Intentionally Omitted]

9.13 Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Credit Party, or otherwise, all as though such payments had not been made.

9.14 PathConnect. Nothing in this Agreement or in any of the Loan Documents shall prohibit any Credit Party from divesting of PathConnect, and no Credit Party shall be in default under any Loan Document solely as a result of such divestiture. In furtherance of the foregoing, Lender will not be granted a security interest in the membership interests or any other assets of PathConnect, and PathConnect will not be a Credit Party under this Agreement. Any references in this Agreement or any Loan Document to Holdings’, Borrower’s or any Credit Party’s “consolidated” financials (including the Financial Statements) do not include PathConnect.

[Remainder of Page Intentionally Left Blank]

[LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed as of the date first written above.

FVA VENTURES, INC., as Borrower

By:	/s/ John Tolmie
Name:	John Tolmie
Title:	Secretary and Vice President – Finance and Administration

VISALUS HOLDINGS, LLC, as a Guarantor

By:	/s/ John Tolmie
Name:	John Tolmie
Title:	Secretary and Vice President – Finance and Administration

BLYTH VSH ACQUISITION CORPORATION, as Lender

By:	/s/ Michael S. Novins
Name:
Title:

SCHEDULE A - DEFINITIONS

Capitalized terms used in this Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in this Agreement or in the other Loan Documents) the following respective meanings:

“Account Debtor” means any Person who is or may become obligated with respect to, or on account of, an Account, Chattel Paper or General Intangible (including a Payment Intangible).

“Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Person, including: (i) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the Code); (ii) all of such Person’s rights in, to and under all purchase orders or receipts for goods or services; (iii) all of such Person’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (iv) all rights to payment due to such Person for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person); (v) all health care insurance receivables; and (vi) all collateral security of any kind given by any Account Debtor or any other Person with respect to any of the foregoing.

“Adjusted Consolidated Net Worth” means at any date the sum of (i) Consolidated Net Worth, determined as of such date, plus (ii) an amount equal to the cumulative reduction in Consolidated Net Worth as a result of any Specified Non-Cash Charges occurring after May 31, 2008.

“Affiliate” means, with respect to any Person: (i) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power for the election of directors of such Person; (ii) each other Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; or (iii) each of such Person’s officers, directors, joint venturers and partners. For the purpose of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Agreement including all appendices, exhibits or schedules attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, each as in effect at the time such reference becomes operative; provided, that except as specifically set forth in this Agreement, any reference to the Disclosure Schedules to this Agreement shall be deemed a reference to the Disclosure Schedules as in effect on the Closing Date or in a written amendment thereto executed by Borrower and Lender.

“Blyth Credit Agreement” means that certain Credit Agreement (as the same may be amended, restated, supplemented or otherwise modified or replaced from time to time) dated as of June 2, 2005 by and among Blyth, Inc., Partylite Trading SA, the Lenders listed on the signature pages thereof, JPMorgan Chase Bank, N.A., Bank of America, N.A. and LaSalle Bank, National Association.

“Books and Records” means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or Borrower’s business.

“Borrower” means the Person(s) identified as such in the preamble of this Agreement.

“Borrowing Availability” means, at any time, the Maximum Amount.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Capital Expenditures” means all payments or accruals (including Capital Lease Obligations) for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise would be disclosed as such in a note to such balance sheet, other than, in the case of Borrower, any such lease under which Borrower is the lessor.

“Capital Lease Obligation” means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

“Cash Amount’ has the meaning assigned to it in Section 1.6.

“Cash Equivalents” means, to the extent any of the following can be converted into cash by Borrower within five Business Days, (a) marketable securities issued or directly and unconditionally guaranteed by the United States government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of issuance thereof; (b) obligations of a municipality, a state, a territory or a possession of the United States, or any political subdivision of any of the foregoing or of the District of Columbia as described in Section 103(a) of the IRC if these investments are rated at least AA- by S&P or its equivalent by another nationally recognized credit rating agency or are secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or by insurance provided by a bond insurance company whose debt is rated at least AA- by S&P or its equivalent by another nationally recognized credit rating agency; (c) commercial paper maturing no more than 270 days from the date of acquisition thereof and, at the time of acquisition, rated at least A-1 by S&P or at least P-1 by Moody’s; (d) investments in short term asset management accounts offered by any bank described in clause (e) of this definition for the purpose of investing in loans to a corporation (other than an Affiliate of the Borrower or any of its Subsidiaries) organized under the laws of the United States of America or any state thereof or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s; (e) certificates of deposit or banks’ acceptances maturing within one year from the date of acquisition thereof issued by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia having unimpaired capital, surplus and undivided profits of not less than $250,000,000 and (f) tax exempt and tax advantaged auction rate products issued by financial institutions and rated at least AA- by S&P or its equivalent by another nationally recognized credit rating agency.

“Change of Control” means, with respect to any Person on or after the Closing Date, that any change in the composition of its stockholders or members as of the Closing Date shall occur which would result in any stockholder, member or group acquiring more than 50% of any class of Stock of such Person, or that any Person (or group of Persons acting in concert) shall otherwise acquire, directly or indirectly (including through Affiliates), the power to elect a majority of the Board of Directors (or equivalent thereof) of such Person or otherwise direct the management or affairs of such Person by obtaining proxies, entering into voting agreements or trusts, acquiring securities or otherwise; provided, however, any change pursuant to the term of the Purchase Agreement shall not constitute a Change of Control for the purposes of this definition.

“Charges” means all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, customs or other duties, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of any Credit Party, (iv) the ownership or use of any assets by any Credit Party, or (v) any other aspect of any Credit Party’s business.

“Chattel Paper” means all “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Person.

“Closing Date” means the Business Day on which the conditions precedent set forth in Section 2 have been satisfied or specifically waived in writing by Lender, and the initial Revolving Credit Loan has been made.

“Code” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern.

“Collateral” has the meaning assigned to it in Section 6.1.

“Collection Account” means that certain account of Lender at JPMorgan Chase Bank N.A., account number # 304 919 926 in the name of Blyth, Inc., ABA number # 021 000 021.

“Commitment Termination Date” means the earliest of (i) the Stated Expiry Date, (ii) the date Lender’s obligation to advance funds is terminated pursuant to Section 7.2, and (iii) the date of prepayment in full by Borrower of the Obligations in accordance with the provisions of Section 1.2(c).

“Consolidated Net Income” for any period means the consolidated net income of Holdings and its consolidated Subsidiaries other than PathConnect determined on a consolidated basis for such period, excluding the effect of any Specified Non-Cash Charges occurring after May 31, 2008.

“Consolidated Net Worth” means at any date the consolidated stockholders’ equity of Holdings and its consolidated Subsidiaries other than PathConnect, determined as of such date.

“Contracts” means all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by such Person or of any document or undertaking (other than a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Copyright License” means rights under any written agreement now owned or hereafter acquired by any Person granting the right to use any Copyright or Copyright registration.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Person: (i) all copyrights in any original work of authorship fixed in any tangible medium of expression, now known or later developed, all registrations and applications for registration of any such copyrights in the United States or any other country, including registrations, recordings and applications, and supplemental registrations, recordings, and applications in the United States Copyright Office; and (ii) all Proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals and extensions thereof.

“Credit Party” means Borrower, Holdings and each other Person (other than Lender) that is or becomes a party to this Agreement or any other Loan Document, but in any event excludes any Foreign Subsidiary.

“Cumulative Equity Proceeds” has the meaning assigned to it in paragraph 1 of Schedule D.

“Cumulative Positive Net Income” has the meaning assigned to it in paragraph 1 of Schedule D.

“Default” means any Event of Default or any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning assigned to it in Section 1.5(c).

“Deposit Accounts” means all “deposit accounts” as such term is defined in the Code, now or hereafter held in the name of any Person.

“Documents” means all “documents,” as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

“EBITDA” means, for any period, the Consolidated Net Income (Loss) of Holdings and its Subsidiaries (other than PathConnect) for such period, plus, to the extent deducted in the determination thereof, interest expense, income tax expense, amortization expense, depreciation expense expense amortized with the making of payments under the Purchase Agreement, if applicable, to Incentive Holders (as defined in the Purchase Agreement) and extraordinary losses and minus extraordinary gains, in each case, of Holdings and its Subsidiaries on a consolidated basis for such period determined in accordance with GAAP to the extent included in the determination of such Consolidated Net Income (Loss). In the event that during any period of four consecutive fiscal quarters for which EBITDA is to be determined (the “measuring period”), Holdings or its Subsidiaries (other than PathConnect) shall have acquired or disposed of any Person or business unit, then (i) in the case of a disposition, EBITDA shall exclude amounts thereof attributable to such Person or business unit disposed of as if such disposition had occurred on the first day of such measuring period and (ii) in the case of an acquisition EBITDA shall be calculated on a pro forma basis as if such acquisition had been consummated on the first day of such measuring period, provided in the case of this clause (ii) that Borrower shall have furnished to Lender audited financial statements for the relevant period for the Person or business unit so acquired or other financial statements acceptable to Lender for this purpose.

“Environmental Laws” means any and all Laws, orders, guidelines, codes, decrees, or other legally enforceable requirements (including common law) of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety.

“Environmental Liabilities” means all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages of whatever nature, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand of whatever nature by any Person and which relate to any health or safety condition regulated under any Environmental Law or environmental permits.

“Equipment” means all “equipment” as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including any and all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description that may be now or hereafter used in such Person’s operations or that are owned by such Person or in which such Person may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414(b), (c), (m) or (o) of the IRC, or, solely for the purposes of Section 302 of ERISA and Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(b) of the IRC or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party or any ERISA Affiliate of any liability with respect to any withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by any Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) the commission by any Credit Party or any ERISA Affiliate (or, in either case, any employee, officer, director or agent thereof) of a “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code and not exempt under Section 408 of ERISA and regulatory guidance thereunder) with respect to any Plan.

“Event of Default” has the meaning assigned to it in Section 7.1.

“FDA” means the United States of America Food and Drug Administration.

“Fees” means the fees due to Lender as set forth in Schedule E.

“Financial Statements” means the consolidated income statement, balance sheet and statement of cash flows of Borrower, Holdings and its Subsidiaries (other than PathConnect), internally prepared for each Fiscal Month and audited for each Fiscal Year, prepared in accordance with GAAP.

“Fiscal Month” means any of the monthly accounting periods of Borrower.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrower.

“Fiscal Year” means the 12 month period of Borrower ending on December 3 lst of each year. Subsequent changes of the fiscal year of Borrower shall not change the term “Fiscal Year” unless Lender shall consent in writing to such change.

“Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Person.

“Foreign Subsidiary” means any Subsidiary not organized under the laws of the United States, any state thereof, or the District of Columbia.

“Foreign Entity” means any entity not organized under the laws of the United States, any state thereof, or the District of Columbia.

“Funded Debt” means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long term debt, revolving credit and short term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations.

“FTC” means the United States of America Federal Trade Commission.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

“General Intangibles” means all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Person, including all right, title and interest which such Person may now or hereafter have in or under any Contract, all Payment Intangibles, customer lists, Licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments, rights to received dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, and rights of indemnification.

“Goods” means all “goods,” as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Goodwill” means all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

“Governmental Authority” means any foreign, federal, state, county or local government or any other governmental, quasi-governmental, regulatory or administrative agency or authority, multi-national organization, or any other body entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing power or authority of any nature.

“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such guaranteeing Person (whether or not contingent): (i) to purchase or repurchase any such primary obligation; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

“Guarantor” means each Person, including Holdings, that executes a guaranty or a support, put or other similar agreement in favor of Lender in connection with the transactions contemplated by this Agreement.

“Guaranty” means any agreement to perform all or any portion of the Obligations on behalf of Borrower or any other Credit Party, in favor of, and in form and substance satisfactory to, Lender, together with all amendments, modifications and supplements thereto, and shall refer to such Guaranty as the same may be in effect at the time such reference becomes operative.

“Hazardous Waste” has the meaning ascribed to such term in the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et. seq.).

“Indebtedness” of any Person means, without duplication,: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business and not more than ninety (90) days past due); (ii) all obligations evidenced by notes, bonds, debentures or similar instruments; (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all Capital Lease Obligations; (v) all Guaranteed Indebtedness; (vi) all Indebtedness referred to in clauses (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (vii) the Obligations; (viii) indebtedness incurred under any credit card (including American Express) and (ix) indebtedness incurred in connection with any agreement between any Credit Party and any of its suppliers and distributors (but not including obligations to trade creditors incurred in the ordinary course of business and not more than ninety (90) days past due);

“Indemnified Liabilities” and “Indemnified Person” have the respective meaning assigned to them in Section 1.11.

“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

“Inventory” means all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all inventory, merchandise, goods and other personal property that are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process, finished goods, returned goods or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Person’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment Property” means all “investment property,” as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located.

“IRC” and “IRS” mean respectively, the Internal Revenue Code of 1986 and the Internal Revenue Service, and any successors thereto.

“Law” means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute or treaty.

“Lender” means Blyth VSH Acquisition Corporation, a Delaware corporation and, if at any time Lender shall decide to assign or syndicate all or any of the Obligations, such term shall include such assignee or such other members of the syndicate.

“Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the Code, now owned or hereafter acquired by any Person, including rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance.

“Leverage Ratio” means, with respect to Borrower and its Subsidiaries, on a consolidated basis, the ratio of (a) Funded Debt as of any date of determination, to (b) the sum of EBITDA less Capital Expenditures for the twelve months ending on that date of determination.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Person.

“Lien” means any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Litigation” means any claim, lawsuit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority.

“Loan Documents” means this Agreement, the Notes, the Financial Statements, each Guaranty, the Pledge Agreement, the Power of Attorney, and the other documents and instruments listed in Schedule C, and all security agreements, mortgages and all other documents, instruments, certificates, and notices at any time delivered by any Person (other than Lender) in connection with any of the foregoing.

“Material Adverse Effect” means: a material adverse effect on (a) the business, assets, operations or financial condition of the Credit Parties, taken as a whole, (b) Borrower’s or any other Credit Party’s ability to pay or perform the Obligations under the Loan Documents to which such Credit Party is a party in accordance with the terms thereof, (c) the Collateral or Lender’s Liens on the Collateral or the priority of any such Lien, or (d) Lender’s rights and remedies under this Agreement and the other Loan Documents.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactive materials, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

“Maximum Amount” means (a) $5,000,000. or (b) if applicable, on and after the purchase of the Preferred Interests (as defined in the Purchase Agreement), $2,500,000.

“Minimum Actionable Amount” means $250,000.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to such corporation’s business of rating debt securities.

“Multiemployer Plan” means a “multiemployer plan,” as defined in Section 4001(a) (3) of ERISA, to which Borrower, any other Credit Party or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Borrowing Availability” means at any time the Borrowing Availability less the Revolving Credit Loan.

“Notes” means the Revolving Credit Note.

“Notice of Revolving Credit Advance” has the meaning assigned to it in Section 1.1(b).

“Obligations” means all loans, advances, debts, expense reimbursement, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by any Credit Party to Lender, under this Agreement, the Note or any of the Loan Documents, and all covenants and duties regarding such amounts. This term includes all principal, interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), Fees, Charges, expenses, attorneys’ fees and any other sum chargeable to Borrower under any of the Loan Documents, and all principal and interest due in respect of the Loans and all obligations and liabilities of any Guarantor under any Guaranty.

“PathConnect” means PathConnect, LLC, a Delaware limited liability company, and its Subsidiaries.

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Person granting any right with respect to any invention on which a Patent is in existence.

“Patents” means all of the following in which any Person now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

“Payment Intangibles” means all “payment intangibles” as such term is defined in the Code, now owned or hereafter acquired by any Person.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Permit” means any notice to, filing or registration with, or permit, license, variance, waiver, exemption, franchise, order, consent, authorization or approval of, any Governmental Authority.

“Permitted Encumbrances” means the following encumbrances: (i) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 3.10; (ii) pledges or deposits securing obligations under worker’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of any Credit Party; (v) inchoate and unperfected workers’, mechanics’, or similar liens arising in the ordinary course of business so long as such Liens attach only to Equipment, fixtures or real estate; (vi) carriers’, warehousemans’, suppliers’ or other similar possessory liens arising in the ordinary course of business and consistent with past practice so long as such Liens attach only to Inventory; (vii) deposits of money securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (viii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real estate; (ix) Purchase Money Liens securing Purchase Money Indebtedness (or rent) to the extent permitted under Section 5(b)(vi); (x) Liens in existence on the Closing Date as disclosed on Disclosure Schedule 5(e) provided that no such Lien is spread to cover additional property after the Closing Date and the amount of Indebtedness secured thereby is not increased except as otherwise permitted under this Agreement; and (xi) Liens in favor of Lender securing the Obligations.

“Person” means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” means the Pledge Agreement, dated as of July     , 2008, made by Holdings in favor of Lender, as such agreement may be amended, modified, supplemented or restated from time to time.

“Preferred Stock” means the preferred stock of Holdings contemplated to be purchased by Lender pursuant to the terms of the Purchase Agreement.

“Proceeds” means “proceeds,” as such term is defined in the Code and, in any event, shall include: (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority); (iii) any claim of any Credit Party against third parties (a) for past, present or future infringement of any Intellectual Property or (b) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; (iv) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; (v) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock; and (vi) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

“Products” means all products produced, developed, or in the process of being developed by the Company, including, without limitation, the ViPak, Vi-Shape, ViSalus Trim Slim Shape™ Program, Vi-Shape Nutritional Shake Mix, Shape-Up Health Flavor™ Mix-Ins, Vi-Slim™ Metabolism Boosting Tablets, Vi-Trim™ Take Hold of your Hunger Drink Mix, and ViSalus Neuro™.

“Projections” means as of any date the consolidated balance sheet, statements of income and cash flow for Borrower and its Subsidiaries (other than PathConnect) (including forecasted Capital Expenditures and Net Borrowing Availability) (i) by month for the next Fiscal Year, and (ii) by year for the following three Fiscal Years, in each case prepared in a manner consistent with GAAP and accompanied by senior management’s discussion and analysis of such plan.

“Purchase Agreement” means, if applicable, a contemplated Membership Interest Purchase Agreement by and among Blyth, Inc., Blyth VSH Acquisition Corporation, Holdings and the members of Holdings, as amended, restated, supplemented or otherwise modified from time to time.

“Purchase Money Indebtedness” means (i) any Indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, (ii) any Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (iii) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

“Purchase Money Lien” means any Lien upon any fixed assets that secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures only such Purchase Money Indebtedness.

“Real Property” has the meaning assigned to it in Section 3.15.

“Register” has the meaning assigned to it in Section 9.11.

“Requirement of Law” means as to any Person, the Certificate or Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, including, without limitation, the FDA and the FTC, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Payment” means: (i) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of Borrower’s or any other Credit Party’s Stock; (ii) any payment or distribution made in respect of any subordinated Indebtedness of any Credit Party in violation of any subordination or other agreement made in favor of Lender; (iii) any payment on account of the purchase, redemption, defeasance or other retirement of Borrower’s or any other Credit Party’s Stock or Indebtedness or any other payment or distribution made in respect of any thereof, either directly or indirectly; other than (a) that arising under this Agreement or (b) interest and principal, when due without acceleration or modification of the amortization as in effect on the Closing Date, under Indebtedness (not including subordinated Indebtedness, payments of which shall be permitted only in accordance with the terms of the relevant subordination agreement made in favor of Lender) described in Disclosure Schedule (5(b)) or otherwise permitted under Section 5(b)(vi) or (vii); or (iv) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person which is not expressly and specifically permitted in this Agreement; provided, that no payment to Lender shall constitute a Restricted Payment.

“Revolving Credit Advance” has the meaning assigned to it in Section 1.1(a).

“Revolving Credit Loan” means at any time the sum of (i) the aggregate amount of Revolving Credit Advances then outstanding, plus (ii) the amount of accrued but unpaid interest thereon.

“Revolving Credit Note” means the promissory note of Borrower dated the Closing Date, substantially in the form of Exhibit C.

“Revolving Credit Rate” has the meaning assigned to it in Section 1.5(a).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to its business of rating debt securities.

“Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Person, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Specified Non-Cash Charges” means (i) any non-cash charges as a result of SFAS 141 or SFAS 142 issued by the Financial Accounting Standards Board and (ii) any other extraordinary non-cash charges.

“Stated Expiry Date” means July 30, 2009; provided that upon (a) not more than one hundred and twenty (120) and not less than sixty (60) days prior written notice before July 30 of any year beginning in 2009 by Borrower to Lender requesting that the Stated Expiry Date be extended for one year, (b) the absence of the existence of any Default or Event of Default at the time of such notice and the effective date of such extension, and (c) satisfaction with the conditions set forth in Section 2.2 on the effective date of such extension, the Stated Expiry Date shall be extended for five (5) one (1) year periods, commencing on the first (1st) anniversary of the date of this Agreement. The Stated Expiry Date, if so extended, shall in no event be later than the sixth (6th) anniversary of the date of this Agreement.

“Stock” means all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Stockholder” means each holder of Stock of any Credit Party.

“Subsidiary” means, with respect to any Person, (i) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person has an equity interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or manager or may exercise the powers of a general partner or manager.

“Supporting Obligations” means all “supporting obligations” as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Taxes” means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of Lender is located or any subdivision thereof or therein.

“Termination Date” means the date on which all Obligations under this Agreement are indefeasibly paid in full, in cash, and Borrower shall have no further right to borrow any moneys or obtain other credit extensions or financial accommodations under this Agreement.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Person granting any right to use any Trademark or Trademark registration.

“Trademarks” means all of the following now owned or hereafter adopted or acquired by any Person: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or any political subdivision thereof, (ii) all reissues, extensions or renewals thereof; and (iii) all goodwill associated with or symbolized by any of the foregoing.

“United States” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Closing Date unless Borrower and Lender shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. All other undefined terms contained in this Agreement or the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code. The words “herein”, “hereof’ and “hereunder” or other words of similar import refer to this Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural; (b) the term “or” is not exclusive; (c) the term “including” (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (e) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

Schedule B

LENDER’S AND BORROWER’S ADDRESS FOR NOTICES

Lender’s Address

Blyth VSH Acquisition Corporation

One East Weaver Street

Greenwich, CT 06831-5118

Attn: Jane Casey, Vice President and Treasurer

Telephone:	(203) 552-6619
Facsimile:	(203) 661-1969

With a copy to:

Blyth, Inc.

One East Weaver Street

Greenwich, CT 06831-5118

Attn: Michael M. Novins, Vice President and General Counsel

Telephone:	(203) 552-6625
Facsimile:	(203) 661-1969

and a copy to:

Finn Dixon & Herling LLP

177 Broad Street, 15th Floor

Stamford, Connecticut 06901

Attention: Harold B. Finn III, Esq.

Telephone: (203) 325-5029

Facsimile: (203) 325-5001

Borrower’s Address

Name:	FVA Ventures, Inc.
Address	6300 Wilshire Boulevard
Suite 1400, Los Angeles, CA 90048
Attn:	Ryan Blair, President and CEO
Telephone:	(323) 297-9201
Facsimile:	(323) 297 - 9499

With a copy to:

ViSalus Holdings, LLC

1607 E. Big Beaver Road

Suite 110, Troy, MI 48053

Attn: John Tolmie, Senior Vice President - Finance and Administration

Telephone:	(248) 524-9520
Facsimile:	(248) 524-9523

Schedule C

SCHEDULE OF DOCUMENTS

The obligation of Lender to make the initial Revolving Credit Advance is subject to satisfaction of the condition precedent that Lender shall have received the following, each, unless otherwise specified below or the context otherwise requires, dated the Closing Date, in form and substance satisfactory to Lender and its counsel:

PRINCIPAL LOAN DOCUMENTS

1.	Agreement. The Loan and Security Agreement duly executed by Borrower(s).

2.	Note(s). Duly executed Note(s) to the order of Lender evidencing the Loan(s).

3.	Notice of Revolving Credit Advance. An original Notice of Revolving Credit Advance duly executed by a responsible officer of Borrowers).

COLLATERAL DOCUMENTS.

1.	Acknowledgment Copies of Financing Statements. Acknowledgment copies of proper Financing Statements (Form UCC-1) (the “Financing Statements”) duly filed under the Code in all jurisdictions as may be necessary or, in the opinion of Lender, desirable to perfect Lender’s Lien on the Collateral.

2.	UCC Searches. Certified copies of UCC Searches, or other evidence satisfactory to Lender, listing all effective financing statements which name Borrower(s) (under present name, any previous name or any trade or doing business name as Lender deems appropriate) as debtor and covering all jurisdictions referred to in paragraph (1) immediately above, together with copies of such other financing statements.

3.	Intellectual Property Documents. Agreements relating to the granting to Lender of a security interest in Intellectual Property of Borrower(s) to the extent applicable in a form suitable for filing with the appropriate Federal filing office.

4.	Other Recordings and Filings. Evidence of the completion of all other recordings and filings (including UCC-3 termination statements and other Lien release documentation) as may be necessary or, in the opinion of and at the request of Lender, desirable to perfect Lender’s Lien on the Collateral and ensure such Collateral is free and clear of other Liens.

5.	Power of Attorney. Powers of Attorney duly executed by each Credit Party executing the Agreement.

6.	Pledge Agreement. The Pledge Agreement duly executed and deliver by Holdings.

7.	Guaranty. The Guaranty duly executed and delivered by Holdings.

OTHER DOCUMENTS.

1.	Secretary Certificate. A Secretary Certificate in the form of Exhibit D to the Agreement duly completed and executed by the Secretary of each Credit Party executing the Agreement, together with all attachments thereto.

2.	Financial Statements and Projections. Copies of the Financial Statements and Projections, which Projections shall include a capital expenditures budget for Borrower(s) in form and substance satisfactory to Lender.

3.	Insurance Policies. Certified copies of insurance policies described in Section 3.16, together with evidence showing loss payable or additional insured clauses or endorsements in favor of Lender.

Schedule D

FINANCIAL COVENANTS

1.	Minimum Adjusted Consolidated Net Worth. On the last day of each Fiscal Quarter, Holding’s, Borrower’s Adjusted Consolidated Net Worth will not be less than $977,717 plus 75% of Cumulative Positive Net Income plus 75% of Cumulative Equity Proceeds. For purposes of this Section, “Cumulative Positive Net Income” means, as of any date, the sum of Consolidated Net Income for each Fiscal Year ending after December 31, 2007 (provided, that for the Fiscal Year ended December 31, 2008, Consolidated Net Income for such Fiscal Year for purposes of this covenant, shall only be calculated for the period from June 1, 2008 to and including December 31, 2008) and on or prior to such date for which such Consolidated Net Income is a positive amount, disregarding any Fiscal Year for which Net Income is a negative amount and “Cumulative Equity Proceeds” means, as of any date, the aggregate amount by which Consolidated Net Worth shall have been increased by reason of the issuance of capital stock of Holdings/Borrower subsequent to May 31, 2008 and on or prior to such date.

2.	Maximum Leverage Ratio. Holdings and Borrower on a consolidated basis shall have, at the end of each Fiscal Quarter, a Leverage Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended of not more than 2:75:1.00.

DISCLOSURE SCHEDULE (3.2)

CHIEF EXECUTIVE OFFICE & CORPORATE OR OTHER NAMES

Name	Type of Entity	Organization ID	State of Incorporation or Formation	Chief Executive Office
ViSalus Holdings, LLC	Limited liability company	4061829	Delaware	1607 E. Big Beaver Rd. Suites 110 and 150 Troy, Michigan 48083 County of Oakland
FVA Ventures, Inc.	Corporation	2722389	California	1607 E. Big Beaver Rd. Suites 110 and 150 Troy, Michigan 48083 County of Oakland

Locations of Inventory and other Collateral Other than Chief Executive Office

ViSalus Holdings, LLC - None

FVA Ventures, Inc.

Leased Property:

6300 Wilshire Blvd.

Suite 1440

Los Angeles, CA 90048

County of Los Angeles

Third Party Location:

1545 South 4800 West

Salt Lake, Utah 84104

Other Names

ViSalus Holdings, LLC - None

FVA Ventures, Inc.

•	ViSalus Sciences, LLC

DISCLOSURE SCHEDULE (3.7)

STOCK & AFFILIATES

Please see attached organizational chart.

ViSalus Holdings, LLC

Authorized Units: 13,828,478 of Series A Preferred Units and 60,132,825 Common Units.

ViSALUS HOLDINGS, LLC

Class	Name	Units

Common Class A	Ryan Blair	13,043,478
	Blake Mallen	13,043,478
	Nick Sarnicola	13,043,478
	Ropart Asset Management	3,345,065

	Total Class A	42,475,499

Common Class B	John Tolmie	978,261
	Josh Beal	745,659
	John Laun	598,094
	Phil Gomez	413,043
	Eric Abel	369,565
	Audrey Sommerfeld	326,087
	Zorica Bosev	163,043
	Adam Wescott	104,348
	Rich Pala	75,965
	Ridgely Goldsborough	54,783

	Total Class B	3,828,848

Series A Preferred	Ropart Asset Management**	13,043,478

Total Authorized Units		59,347,825

**	Note - Ropart Asset Management has a side agreement with James Frank to assign to him 10% of the value of the Pref Units.

FVA Ventures. Inc.

Authorized Shares: 10,000,000 shares of common stock and 10,000,000 shares of preferred stock.

Shareholder	Number of Shares of Common Stock Held	Percentage of Ownership
ViSalus Holdings, LLC	150,000	100%

2

*	- PathConnect is currently a Single Member LLC with $750k advanced by Note Holders in the form of Convertible Notes which are due December 31, 2008. We expect to convert those Notes along with allocating up to 15% of Equity to an Employee pool
**	- PC’s investments are in various stages of development and formalization Signed Operating Agreements exist for - Arrive by 25, MTDN Draft Opertaing Agreements awaiting signature for - SkiSpace

PC’s investment in FragMob not yet finalized; Intent is to own 30%

3

DISCLOSURE SCHEDULE (3.9)

TAXES

None.

4

DISCLOSURE SCHEDULE (3.11)

ERISA

None.

5

DISCLOSURE SCHEDULE (3.12)

LITIGATION

None.

6

DISCLOSURE SCHEDULE (3.13)

INTELLECTUAL PROPERTY

U.S. AND FOREIGN PATENTS AND PATENT APPLICATIONS

No.	Title	Country	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Status	Owner
1.	Dietary supplement formulation and method of use	U.S.	61/027175	02/08/08	—	—	Unpublished	ViSalus Holdings, LLC
2.	Customized health beverage system	U.S.	12/028336	02/08/08	—	—	Unpublished	ViSalus Holdings, LLC
3.	Dietary beverage composition and beverage concentrate	U.S.	61/055758	05/23/08	—	—	Unpublished	In process of being assigned to ViSalus Holdings, LLC

U.S. TRADEMARKS

No.	Mark	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Status	Owner
1.	PATHCONNECT	78879898	05/09/06	3317722	10/23/07	Registered	ViSalus Holdings, LLC
2.	VISALUS SCIENCES	78876860	05/04/06	3312137	10/16/07	Registered	ViSalus Holdings, LLC
3.	VI-PAK	78876826	05/04/06	3297690	09/25/07	Registered	ViSalus Holdings, LLC
4.	TOLD U SO	77514272	07/03/08	—	—	Pending	ViSalus Holdings, LLC
5.	VISALUS NEURO	77143492	03/29/07	—	—	Pending	ViSalus Holdings, LLC
6.	WHERE GIVING IS GOING	77501963	06/18/08	—	—	Pending	ViSalus Holdings, LLC
7.	VI-DIFFERENCE	77501957	06/18/08	—	—	Pending	ViSalus Holdings, LLC
8.	VISALUS VI-NET	77501815	06/18/08	—	—	Pending	ViSalus Holdings, LLC

7

No.	Mark	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Status	Owner
9.	VI-NET	77501811	06/18/08	—	—	Pending	ViSalus Holdings, LLC
10.	VISALUS VI- DIFFERENCE	77349958	12/12/07	—	—	Pending	ViSalus Holdings, LLC
11.	VI-DIFFERENCE	77349949	12/12/07	—	—	Pending	ViSalus Holdings, LLC
12.	VI-TRIM	77341211	11/30/07	—	—	Pending	ViSalus Holdings, LLC
13.	VI-SLIM	77341196	11/30/07	—	—	Pending	ViSalus Holdings, LLC
14.	VI-SHAPE	77341173	11/30/07	—	—	Pending	ViSalus Holdings, LLC
15.	VISALUS TSS	77341158	11/30/07	—	—	Pending	ViSalus Holdings, LLC

FOREIGN TRADEMARKS

No.	Mark	Country	Appl. No.	Appl. Date	Owner
1.	VISALUS NEURO	Canada	1400271	06/19/08	ViSalus Holdings, LLC
2.	VISALUS SCIENCES	Canada	1400191	06/18/08	ViSalus Holdings, LLC
3.	VI-SHAPE	Canada	1400289	06/19/08	ViSalus Holdings, LLC
4.	VI-SLIM	Canada	1400287	06/19/08	ViSalus Holdings, LLC
5.	VI-TRIM	Canada	1400288	06/19/08	ViSalus Holdings, LLC
6.	VISALUS NEURO	Europe	006998141	06/18/08	ViSalus Holdings, LLC
7.	VISALUS SCIENCES	Europe	006998926	06/18/08	ViSalus Holdings, LLC
8.	VI-SHAPE	Europe	006998579	06/18/08	ViSalus Holdings, LLC
9.	VI-SLIM	Europe	006998322	06/18/08	ViSalus Holdings, LLC
10.	VI-TRIM	Europe	006998661	06/18/08	ViSalus Holdings, LLC
11.	VISALUS NEURO	Jamaica	—	—	ViSalus Holdings, LLC
12.	VISALUS SCIENCES	Jamaica	—	—	ViSalus Holdings, LLC
13.	VI-SHAPE	Jamaica	—	—	ViSalus Holdings, LLC

8

No.	Mark	Country	Appl. No.	Appl. Date	Owner
14.	VI-SLIM	Jamaica	—	—	ViSalus Holdings, LLC
15.	VI-TRIM	Jamaica	—	—	ViSalus Holdings, LLC
16.	VISALUS NEURO	Mexico	—	—	ViSalus Holdings, LLC
17.	VISALUS SCIENCES	Mexico	—	—	ViSalus Holdings, LLC
18.	VI-SHAPE	Mexico	—	—	ViSalus Holdings, LLC
19.	VI-SLIM	Mexico	—	—	ViSalus Holdings, LLC
20.	VI-TRIM	Mexico	—	—	ViSalus Holdings, LLC

Product Formulas have been provided for:

•	ViSalus Neuro (Raspberry and Lemon)

•	Vi-Shape Shake Mix

•	Vi-Trim Drink

•	Vi-Slim Tablets

•	Omega Vitals (licensed from Dr. Seidman)

•	Super Charged Anti-Oxidant (licensed from Dr. Seidman)

•	Anti-Age and Energy capsule (licensed from Dr. Seidman)

•	Multi Mineral Vitamin tablet (licensed from Dr. Seidman)

•	Vimmunity capsule (licensed from Dr. Seidman)

•	Vi-Kids tablet (licenses from Dr. Seidman)

•	Nutri-One

Web Application:

Please note that a ViNet web application is in development.

9

Domain Names:

afleryourservice.com	lifehealthprosperity.org	thevi.net	visaluscalender.com	visalusupport.com
alaskavisalus.com	michaelseidman.net	trimslimshape.com	visalusciences.com	visalusupport.net
athleteincome.com	money4military.com	trimslimshape.net	visalusciences.net	visalusvinet.com
beamerfever.com	mortgagedownturn.com	truthaboutvisalus.com	visalusdifference.com	visalusvipak.com
bmwgratis.com	myfuturevision.com	understandingvisalus.com	visaluselements.com	visalusvishape.com
bodiesandbeamers.com	myvisalus.com	vgsteam.com	visalusglobalsuccessteam.com	visalusvi-shape.com
bodiesandbimmers.com	naturabella.info	vidifference.com	visalusignite.com	visalusvisions.com
campaign4prosperity.com	neurofuel.com	vi-difference.com	visaluslatino.com	visalusvislim.com
campaignforprosperity.com	newyearsrev.com	vi-kids.net	visalusleadtraining.com	visalusvi-slim.com
catchthebeemerfever.com	newyearsrevolutions.com	vi-mission.com	visalusnet.com	visalusvitality.com
catchthebimmerfever.com	nuerosmartenergy.com	vimunnity.com	visalusnetwork.com	visalusvitrim.com
devvi.net	operationlifehealthproperity.com	vipak.co.uk	visalusneuro.com	visalusvi-trim.com
drmichaelseidman.com	otbloans.com	vipak.com.cn	visalusneuroenergy.com	visaluswebinar.com
drseidman.com	ourvi.net	vipakforlife.com	visalusnews.com	vishape.com
earnathomemoms.com	race2regional.com	viprosperity.com	visalusnewsroom.com	vi-shape.com
earningeducators.com	racetoregional.com	vi-prosperity.com	visalusreview.com	vi-slim.com
escapefromescape.com	realestatedownturn.com	visal.us	visalussciences.co.uk	vislim.net
fctmail.com	revolutionschallenge.com	visalus.bz	visalussciences.com	vi-trim.com
financialgpaboost.com	scamdotcomisascam.com	visalus.cc	visalussciences.com.cn	vitrim.net
futurevisionalliance.com	shopvisalus.com	visalus.co.uk	visalussciences.net	vivroom.com
fvamedia.com	slumpingmortgage.com	visalus.com	visalusshapeup.com	wantatrimslimshape.com
fvanews.com	slumpingrealestate.com	visalus.com.cn	visalussst.com	wheregivingisgoing.com
fvaventures.com	slumpsolution.com	visalus.in	visalus-sst.com	whoisdrseidman.com
getatrimslimshape.com	slumpsolutions.com	visalus.mobi	visalusstudies.com	whyvisalus.com
gettingstartedtraining.com	tailgatetour06.com	visalus.net.cn	visalussupport.com	whywellness.net
growingtopline.com	teachersfuture.com	visalus.nu	visalussupport.net	youcantconrolit.com
healthsciencejoumal.com	teachingwithoutclass.com	visalus.org.uk	visalusthetruth.com	yourvi.net
igi-arts.com	teachingwithoutclass.net	visalus.ws	visalus-the-truth.com
itsavithing.net	teachingwithoutclass.org	visalusbeachlifestyle.com	visalustrimslimshape.com
joinvisalus.com	thatbabyboom.com	visalusbimmerclub.com	visalustruth.com
launchmeeting.net	thehealx.com	visalusblogg.com	visalustss.com
lifehealthprosperity.com.cn	thetruthaboutvisalus.com	visalusbuilderleads.com	visalus-tss.com

10

DISCLOSURE SCHEDULE (3.15)

ENVIRONMENTAL MATTERS

None.

11

DISCLOSURE SCHEDULE (3.16)

INSURANCE

Note that all contracts cover the Borrower and Holdings.

Property

American Empire Surplus Lines

Policy #08-CP23707

Effective 5/10/08 to 5/10/09

$250k Property; $835k Inventory

General Liability

Evanston Insurance Company

Policy #SP-836949

Effective 5/10/09 to 5/10/09

$2m Aggregate; $2m per Occurrence

Workers Compensation

Michigan

Delos Insurance Company

Policy #FCD0002665-02

Effective 5/10/08 to 5/10/09

$500k Policy Limit; $100k each accident or disease

California

Endurance American Insurance Company

Policy #WEN0021476-02

Effective 5/10/08 to 5/10/09

$lm Policy Limit; $lm each accident or disease

Automobile Liability

Amerisure Companies

Policy #CA2049575000000

Hired and Non-owned autos

Effective 10/22/07 to 10/22/08

$lm limit

12

DISCLOSURE SCHEDULE (3.20)

COMPLIANCE WITH LAWS

Nothing to disclose, other than such issues as may be addressed in the Quality Control Plan.

13

DISCLOSURE SCHEDULE (5(b))

INDEBTEDNESS

Unsecured Note payable to Ropart Asset Management Fund II, LLC in the amount of $ 1,449,871 to be paid on the Closing Date.

14

DISCLOSURE SCHEDULE (5(e))

LIENS

None.

15

DISCLOSURE SCHEDULE (6.1)

ACTIONS TO PERFECT LIENS

UCC Filings

•	State of Delaware (Holdings)

•	State of California (Borrower)

Other Actions to Perfect Liens

•	Delivery and possession of pledged collateral.

•	Filing with the United States Patent and Trademark Office of the Intellectual Property Security Agreement.

16

Exhibit A

Notice Of Revolving Credit Advance

BLYTH VSH ACQUISITION CORPORATION, as Lender under

the Loan Agreement referred to below

[                            , 20    ]

Attention: [                    ]

Re: FVA Ventures, Inc. (the “Borrower”)

Reference is made to the Loan and Security Agreement, dated as of [                    ], 2008 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the Borrower, ViSalus Holdings, LLC and Blyth VSH Acquisition Corporation (the “Lender”). Capitalized terms used herein without definition are used as defined in the Loan Agreement.

The Borrower hereby gives you irrevocable notice, pursuant to Section 1.1(b) of the Loan Agreement of its request of a Revolving Credit Advance (the “Proposed Borrowing”) under the Loan Agreement and, in that connection, sets forth the following information:

The date of the Proposed Borrowing is [                , 20    ] (the “Funding Date”).

The aggregate principal amount of the requested Revolving Credit Advance is $[            ].

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof and will be true on the Funding Date, both before and (except in the case of clause (e) below) after giving effect to the Proposed Borrowing and any other Revolving Credit Advance to be made on or before the Funding Date:

(a) the representations and warranties set forth in Article 3 of the Loan Agreement and elsewhere in the Loan Documents are true and correct in all material respects as of such date, except (i) to the extent that any such representation or warranty expressly stated to relate to a specific earlier date, in which case, such representation or warranty was true and correct in all material respects as of such earlier date and (ii) to the extent that any such representation or warranty (including the representations and warranties referred to in clause (i)) is qualified by materiality, such representation and warranty shall be true and correct in all respects;

(b) no event or circumstance that has had or reasonably could be expected to have a Material Adverse Effect has occurred since the Closing Date;

(c) no Default has occurred and is continuing or would result after giving effect to the Revolving Credit Advance hereunder;

(d) the Revolving Credit Loan does not exceed the Borrowing Availability; and

(e) the Credit Parties, in the aggregate, immediately prior to the incurrence of this Revolving Credit Advance, have less than the Cash Amount (excluding, if applicable, the proceeds of the Preferred Interest Purchase Price).

FVA VENTURES, INC.

By:

Name:
Title:

Exhibit B

Required Reports and Other Information

	Daily	Weekly	Monthly

1. Exhibit “A” Notice of Revolving Credit Advances
2. Other Reports as Set Forth in Section 4.1 of the Loan Agreement, including, without limitation:

(i) Exhibit “F” Compliance Certificate
(ii) Interim Financial Statements (as described in section 4.1(b))
(iii) Audited Financial Statements (as described in section 4.1(c))

Any Items Due Monthly are due by the 15th day of the following month. All Reporting is As Requested by the Lender from Time to Time

EXHIBIT C - FORM OF REVOLVING CREDIT NOTE

$5,000,000	July [ ], 2008
New York, New York

For value received, the receipt and sufficiency of which are hereby acknowledged, FVA VENTURES, INC., a California corporation (“Borrower”), hereby promises to pay to the order of BLYTH VSH ACQUISITION CORPORATION, a Delaware corporation (“Lender”), FIVE MILLION DOLLARS ($5,000,000) or such greater or lesser amount as shall be advanced by Lender from time to time, together with interest on the unpaid balance of such amount from the date of the initial Revolving Credit Advance. This Note is the Revolving Credit Note issued under the Loan and Security Agreement between Borrower and Lender of even date herewith (said agreement, as the same may be amended, restated or supplemented from time to time, being herein called the “Agreement”) to which a reference is made for a statement of all of the terms and conditions of the Revolving Credit Loan evidenced hereby. Capitalized terms not defined in this Note shall have the respective meanings assigned to them in the Agreement. This Note is secured by the Agreement, the other Loan Documents and the Collateral, and is entitled to the benefit of the rights and security provided thereby.

Interest on the outstanding principal balance under this Note is payable at the Revolving Credit Rate, or, under the circumstances contemplated by the Agreement, at the Default Rate, in immediately available United States Dollars at the time and in the manner specified in the Agreement. The outstanding principal and interest under this Note shall be immediately due and payable on the Commitment Termination Date. Payments received by Lender shall be applied against principal and interest as provided for in the Agreement. Borrower acknowledges that (a) Lender is authorized under the Agreement to charge to the Revolving Credit Loan unpaid Obligations of Borrower to Lender, (b) the principal amount of the Revolving Credit Loan will be increased by such amounts, and (c) the principal, as so increased, will bear interest as provided for herein and in the Agreement.

To the fullest extent permitted by applicable law, Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligations, the Loan Documents or this Note; (b) all rights to notice and a hearing prior to Lender’s taking possession or control of, or to Lender’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

Borrower acknowledges that this Note is executed as part of a commercial transaction and that the proceeds of this Note will not be used for any personal or consumer purpose.

Upon the occurrence and continuance of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

Borrower agrees to pay to Lender all Fees and expenses described in the Agreement.

BORROWER ACKNOWLEDGES THAT BORROWER HAS WAIVED THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ON THIS NOTE. THIS NOTE IS GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

FVA VENTURES, INC.

By:

Name:
Title:

1

EXHIBIT D - SECRETARIAL CERTIFICATE1

The undersigned hereby certifies that he or she is the duly elected and acting Secretary or Assistant Secretary of FVA Ventures, Inc., a California corporation (“Credit Party”), and as such is the custodian of Credit Party’s Books and Records and is authorized to execute and deliver this Certificate in connection with the Revolving Credit Loans being made to Credit Party by Blyth VSH Acquisition Corporation, as Lender under the Loan and Security Agreement (“Agreement”) of even date herewith. Capitalized terms not defined in this Certificate shall have the meanings ascribed to them in the Agreement. In order to induce Blyth VSH Acquisition Corporation to execute the Agreement and make the Revolving Credit Loans, the undersigned certifies (in his or her secretarial capacity, and on behalf of Credit Party) as follows:

1. Attached as Attachment 1 hereto is a full, complete, and correct copy of Credit Party’s articles or certificate of incorporation or other creating instrument (“Charter”) as filed and recorded with the Secretary of State of California, which Charter has not been rescinded or amended and remains in full force and effect in its entirety.

2. Attached as Attachment 2 is a copy of a written confirmation from the Secretary of State of California, dated                      confirming that the Charter of Credit Party in the form of Attachment 1 remains on file and that Credit Party is a corporation in good standing in the State of California.

3. Attached as Attachment 3 is a copy of the By-Laws of Credit Party, and as of the Closing Date the By-Laws are in full force and effect and have not been amended or rescinded.

4. Attached as Attachment 4 are copies of good standing certificates dated not more than 30 days prior to the Closing Date for each state or jurisdiction in which Credit Party does business confirming that Credit Party is qualified to engage in business in such jurisdiction and such qualification is in good standing.

5. Attached as Attachment 5 are copies of the Resolutions of the Board of Directors of Credit Party duly adopted by Credit Party’s Board of Directors in a meeting duly called upon proper notice, or by written consent in conformity with the corporate and other laws of such Credit Party’s state of incorporation and with Credit Party’s Charter and By-Laws, which Resolutions authorize (a) Credit Party to execute and deliver the Loan Documents to which it is a party and to borrow the funds intended to be borrowed thereunder, and (b) the officers of Credit Party to execute and deliver the Loan Documents to which it is a party. There is no provision of Credit Party’s Charter or By-Laws limiting or contravening the Resolutions attached as Attachment 5, which Resolutions have not been amended, modified, revoked or rescinded and are in full force and effect.

6. No consent, license or approval of any Governmental Authority or any other Person is necessary in connection with the execution and delivery of the Loan Documents by Credit Party.

The undersigned officers and employees of Credit Party have been elected to the positions set forth opposite their respective names below, are qualified to act in such capacities and to execute and deliver the Loan Documents on behalf of Credit Party, and the signature set opposite each name is the authentic signature of such officer or employee:

NAME	TITLE	SIGNATURE

IN WITNESS WHEREOF, the undersigned have executed this Certificate on [July     ], 2008.

[1]	Note: Some minor adjustments will need to be made to these certificates depending on what type of legal entity the applicable Credit Party is.

Secretary of FVA Ventures, Inc.

The Undersigned, the [                    ] of Credit Party, hereby certifies that [                    ] is the Secretary of Credit Party and is authorized to execute and deliver this Certificate.

Name:
Date:

EXHIBIT D-1 - SECRETARIAL CERTIFICATE

The undersigned hereby certifies that he or she is the duly elected and acting Secretary or Assistant Secretary of ViSalus Holdings, LLC a Delaware limited liability company (“Credit Party”), and as such is the custodian of Credit Party’s Books and Records and is authorized to execute and deliver this Certificate in connection with the Loans being made to ViSalus Holdings, LLC by Blyth VSH Acquisition Corporation, as Lender under the Loan and Security Agreement (“Agreement”) of even date herewith. Capitalized terms not defined in this Certificate shall have the meanings ascribed to them in the Agreement. In order to induce Blyth VSH Acquisition Corporation to execute the Agreement and make the Revolving Credit Loans, the undersigned certifies (in his or her secretarial capacity, and on behalf of Credit Party) as follows:

1. Attached as Attachment 1 hereto is a full, complete, and correct copy of Credit Party’s articles or certificate of incorporation or other creating instrument (“Charter”) as filed and recorded with the Secretary of State of Delaware, which Charter has not been rescinded or amended and remains in full force and effect in its entirety.

2. Attached as Attachment 2 is a copy of a written confirmation from the Secretary of State of Delaware, dated                      confirming that the Charter of Credit Party in the form of Attachment 1 remains on file and that Credit Party is a limited liability company in good standing in the State of Delaware.

3. Attached as Attachment 3 is a copy of the By-Laws of Credit Party, and as of the Closing Date the By-Laws are in full force and effect and have not been amended or rescinded.

4. Attached as Attachment 4 are copies of good standing certificates dated not more than 30 days prior to the Closing Date for each state or jurisdiction in which Credit Party does business confirming that Credit Party is qualified to engage in business in such jurisdiction and such qualification is in good standing.

5. Attached as Attachment 5 are copies of the Resolutions of the Board of Directors of Credit Party duly adopted by Credit Party’s Board of Directors in a meeting duly called upon proper notice, or by written consent in conformity with the corporate and other laws of such Credit Party’s state of incorporation and with Credit Party’s Charter and By- Laws, which Resolutions authorize (a) Credit Party to execute and deliver the Loan Documents to which it is a party and to borrow the funds intended to be borrowed thereunder, and (b) the officers of Credit Party to execute and deliver the Loan Documents to which it is a party. There is no provision of Credit Party’s Charter or By-Laws limiting or contravening the Resolutions attached as Attachment 5, which Resolutions have not been amended, modified, revoked or rescinded and are in full force and effect.

6. No consent, license or approval of any Governmental Authority or any other Person is necessary in connection with the execution and delivery of the Loan Documents by Credit Party.

The undersigned officers and employees of Credit Party have been elected to the positions set forth opposite their respective names below, are qualified to act in such capacities and to execute and deliver the Loan Documents on behalf of Credit Party, and the signature set opposite each name is the authentic signature of such officer or employee:

NAME	TITLE	SIGNATURE

IN WITNESS WHEREOF, the undersigned have executed this Certificate on [July    ], 2008.

Secretary of ViSalus Holdings, LLC

The Undersigned, the Chief Executive Officer of Credit Party, hereby certifies that [                    ] is the Secretary of Credit Party and is authorized to execute and deliver this Certificate.

Name:
Date:

EXHIBIT E - POWER OF ATTORNEY

This Power of Attorney is executed and delivered by FVA Ventures, Inc., a California corporation (“Credit Party”), to Blyth VSH Acquisition Corporation, a Delaware corporation (hereinafter referred to as “Attorney”), as Lender, under a Loan and Security Agreement dated as even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”; capitalized terms are used herein as defined in the Agreement) between FVA Ventures, Inc., ViSalus Holding, LLC and Attorney. No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Credit Party as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Credit Party irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Credit Party without Attorney’s written consent until payment in full of all Obligations due to Attorney under the Loan Documents.

Credit Party hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Credit Party’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Credit Party and in the name of Credit Party or in its own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents, in each case during the existence of an Event of Default, and, without limiting the generality of the foregoing, Credit Party hereby grants to Attorney the power and right, on behalf of Credit Party, without notice to or assent by Credit Party, and at any time following the occurrence and continuance of an Event of Default, to do the following: (a) change the address for delivery of mail, open mail for Credit Party, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Credit Party; (b) effect any repairs to any asset of Credit Party, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Credit Party or its property; (d) defend any suit, action or proceeding brought against Credit Party if Credit Party does not defend such suit, action or proceeding or if Attorney believes that Credit Party is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Credit Party whenever payable and to enforce any other right in respect of Credit Party’s property; (f) sell, transfer, pledge, compromise payment or make any other agreement with respect to, or otherwise deal with any property of Credit Party, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; and (g) cause the certified public accountants then engaged by Credit Party to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, the following reports: (l) a reconciliation of all accounts; (2) an aging of all accounts; (3) trial balances; (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory, all as though Attorney were the absolute owner of the property of Credit Party for all purposes, and to do, at Attorney’s option and Credit Party’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Credit Party’s property or assets and Attorney’s Liens thereon, all as fully and effectively as Credit Party might do. Credit Party hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Credit Party, and Credit Party has caused its seal to be affixed pursuant to the authority of its Board of Directors (or equivalent thereof) on                     .

FVA VENTURES, INC.	ATTEST:

By:
Name:
Title:

Notarization in appropriate form for the state of execution is required

EXHIBIT E-1 - POWER OF ATTORNEY

This Power of Attorney is executed and delivered by ViSalus Holdings, LLC, a Delaware limited liability company (“Credit Party”), to Blyth VSH Acquisition Corporation, a Delaware corporation, (hereinafter referred to as “Attorney”), as Lender, under a Loan and Security Agreement dated as even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”; capitalized terms are used herein as defined in the Agreement) between ViSalus Holdings, LLC, FVA Ventures, Inc. and Attorney. No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Credit Party as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Credit Party irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Credit Party without Attorney’s written consent until payment in full of all Obligations due to Attorney under the Loan Documents.

Credit Party hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Credit Party’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Credit Party and in the name of Credit Party or in its own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents, in each case during the existence of an Event of Default, and, without limiting the generality of the foregoing, Credit Party hereby grants to Attorney the power and right, on behalf of Credit Party, without notice to or assent by Credit Party, and at any time following the occurrence and continuance of an Event of Default, to do the following: (a) change the address for delivery of mail, open mail for Credit Party, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Credit Party; (b) effect any repairs to any asset of Credit Party, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Credit Party or its property; (d) defend any suit, action or proceeding brought against Credit Party if Credit Party does not defend such suit, action or proceeding or if Attorney believes that Credit Party is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Credit Party whenever payable and to enforce any other right in respect of Credit Party’s property; (f) sell, transfer, pledge, compromise payment or make any other agreement with respect to, or otherwise deal with any property of Credit Party, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; and (g) cause the certified public accountants then engaged by Credit Party to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, the following reports: (l) a reconciliation of all accounts; (2) an aging of all accounts; (3) trial balances; (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory, all as though Attorney were the absolute owner of the property of Credit Party for all purposes, and to do, at Attorney’s option and Credit Party’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Credit Party’s property or assets and Attorney’s Liens thereon, all as fully and effectively as Credit Party might do. Credit Party hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Credit Party, and Credit Party has caused its seal to be affixed pursuant to the authority of its Board of Directors (or equivalent thereof) on                     .

VISALUS HOLDINGS, LLC	ATTEST:

By:
Name:
Title:

Notarization in appropriate form for the state of execution is required

EXHIBIT F

FORM OF CERTIFICATE OF COMPLIANCE

[Use Borrower Letterhead with this Form]

[Date]

To: [                    ]

This is to certify that in accordance with Section 4.1 (d) of the Loan and Security Agreement dated [July     ], 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”; capitalized terms are used herein as defined in the Agreement) that the attached Financial Statements are complete and true and have been prepared in conformance with GAAP. In addition there are no Defaults or Events of Default continuing as of such date [if there are exceptions, list them, together with the Borrower’s plan in respect thereof].

Also attached are the covenant calculations used in determining compliance with the financial covenants contained in Schedule D to the Agreement.

Very truly yours,

FVA VENTURES, INC.

By:
Name:

Title:	[Chief Executive Officer or Chief Financial Officer]